As filed with the Securities and Exchange Commission on July 5, 2011

Registration No. 333-173419

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Wolf Mongolia Holdings Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	66-0762833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Sound View Drive
Greenwich, Connecticut 06830
(203) 622-4903

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Lee Kraus
Chief Executive Officer and Chairman of the Board
c/o Blue Wolf MHC Ltd.
Two Sound View Drive
Greenwich, Connecticut 06830
(203) 622-4903

(Name, address, including zip code, and telephone number,
including area code, of agent for service

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile	Catherine Ross John Gosling Walkers 171 Main Street. PO Box 92, Road Town Tortola VG1110, British Virgin Islands (284) 494-2204 (284) 494 5535—Facsimile	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, and one warrant(2)	8,050,000 Units	$10.00	$80,500,000	$9,347
Ordinary shares included as part of the units(2)	8,050,000 Shares	—	—	—	(3)
Warrants included as part of the units(2)	8,050,000 Warrants	—	—	—	(3)
Total			$80,500,000	$9,347	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 1,050,000 units, consisting of 1,050,000 ordinary shares and 1,050,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JULY 5, 2011
PRELIMINARY PROSPECTUS

Blue Wolf Mongolia Holdings Corp.

$70,000,000
7,000,000 Units

Blue Wolf Mongolia Holdings Corp. is a newly organized blank check company incorporated as a BVI business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. We are not limited to a particular industry or geographic region for purposes of consummating an initial business combination. Notwithstanding, we intend to focus on operating businesses that have their primary operations located in Mongolia. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as the natural resources sector and any related sectors.

This is an initial public offering of our securities. We are offering 7,000,000 units at an offering price of $10.00 and consisting of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $12.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,050,000 units to cover over-allotments, if any.

We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable) divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein. We intend to consummate our initial business combination and conduct redemptions of ordinary shares for cash without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC. If, however, a shareholder vote is required by law or the NASDAQ Capital Market or we decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the SEC’s proxy rules and not pursuant to the tender offer rules.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and to cease all operations except for the purposes of winding up of our affairs, as further described herein.

Members of our sponsor, Blue Wolf MHC Ltd., have committed to purchase an aggregate of 4,166,667 warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor warrants.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to list our units on the NASDAQ Capital Market under the symbol “MNGLU” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be traded on the NASDAQ Capital Market under the symbols “MNGL” and “ MNGLW,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.55	$9.45
Total	$70,000,000	$3,850,000	$66,150,000

(1)	Includes $0.30 per unit, or $2,100,000 in the aggregate ($2,415,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. These funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, $70,000,000 in the aggregate ($10.00 per unit), or $80,237,500 if the underwriters’ over-allotment option is exercised in full (approximately $9.97 per unit), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. Except for up to $800,000 of the interest income (net of taxes payable) earned on the trust account that may be released to us to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we seek shareholder approval of our business combination, each as described herein, our memorandum and articles of association provide that none of the funds held in the trust account will be released from the trust account except as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. Deutsche Bank Securities Inc., acting as representative of the underwriters, expects to deliver the units to purchasers on or about , 2011.

Deutsche Bank Securities
Odeon Capital Group

       , 2011

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to Blue Wolf Mongolia Holdings Corp.;
•	references in this prospectus to our “founder shares” refer to the shares held by our sponsor, officers and directors prior to this offering;
•	references in this prospectus to our “private placement” refer to the private sale of securities simultaneously with the completion of this offering;
•	references in this prospectus to our “sponsor warrants” refer to the 4,166,667 warrants we are selling in a private placement to our sponsor immediately prior to this offering; and
•	references in this prospectus to our “public shares” refer to our ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public shareholders” refer to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor and each member of management shall be considered a “public shareholder” only with respect to any public shares they own.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly organized blank check company incorporated as a BVI business company with limited liability (meaning that our public shareholders have no liability, as members of the Company, for the liabilities of the Company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We will seek to capitalize on the significant strength of our management team to identify, acquire and operate a business operating primarily in Mongolia, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as the natural resources sector and any related sectors. We also may focus on other geographic regions or industries if we believe that those regions or industries are better able to provide attractive financial returns to our investors. We have not established specific criteria that would trigger our consideration of businesses outside Mongolia or the natural resources sectors.

Blue Wolf MHC Ltd., our sponsor, provided us with our initial capital, and certain members of our sponsor (including Messrs. Kraus, Edwards and Ireland (the chief executive officer of a member of our sponsor), each of whom is a member of our board of directors) will assist us in identifying potential acquisition targets and consummating our initial business combination. Our officers and directors each have more than twenty years of experience managing, advising, acquiring, financing and investing in private and public companies in a variety of industries and geographics. Our management has analyzed and studied the business opportunities present in Mongolia and has assembled an experienced team of local professionals and other contacts in Mongolia. We believe that our management’s various contacts and sources, ranging from private and public company contacts, private equity groups and investment bankers to attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities.

We intend to consummate our initial business combination without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC. As a result, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of such business combination.

Our management team will focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations and implement strategies to grow revenue (either organically or through acquisitions). Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•	Companies with the Ability to Participate in the Growth of Mongolia. According to figures published by the Mongolian government and certain Mongolian banks, and based on research conducted by our management, we believe the Mongolian economy is growing rapidly, led by expansion of the mining sector across a variety of minerals, including coal, iron ore, copper, gold, and industrial metals. Accompanying the expansion of the mining sector is the rapid growth in transportation infrastructure and a variety of other sectors that supply and service companies involved in the extraction of minerals. We will seek businesses that are able to participate in this growing economy.
•	Companies with Strategies for Regional Expansion. Mongolia is geographically located next to China and shares a border with China’s northwestern provinces of Xinjiang, Gansu and Inner Mongolia. While the growth rate of China’s GDP in 2010 was just over 10% according to the CIA Fact Book, the GDP for certain of these provinces grew at a faster rate. For example, according to a report by Deutsche Bank Global Markets Research, the 2010 GDP for Inner Mongolia, the Chinese province with the longest contiguous border with China, was approximately 15%. Management believes that Mongolia and other countries in the Central Asian region will benefit from China’s growth environment and we will seek investment opportunities with the potential to benefit from expansion within the region.
•	Companies with Opportunity to Strengthen Management and Add Value. We will seek to acquire one or more businesses with a strong management team that provides a platform for us to further develop the acquired business’ management capabilities and leverage the experience of our officers, directors and members of our sponsor. We will place a strong emphasis on the quality of a business’ management, which we will assess as a result of direct contacts with the management as well as meetings with suppliers, customers and competitors. We believe that the operating expertise of our officers and directors is well suited to complement the target’s management team.
•	Businesses with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through increased production capacity, expense reduction and synergistic follow-on acquisitions and increased operating leverage. We will also seek businesses with the prospect for increased product margins.
•	Companies with Potential for Positive Operating Cash Flow Generation. We will seek to acquire one or more businesses that either currently have, or have the potential to generate, positive operating cash flow, as defined by generally accepted accounting principles in the United States. We will focus on one or more businesses that have predictable revenue streams and definable working capital and capital expenditure requirements. We also may seek to prudently leverage this cash flow in order to enhance shareholder value.
•	Businesses with a Proven Business Model. We will seek to acquire one of more businesses that have demonstrated an ability to implement a successful business model in Mongolia. However, Mongolia is a developing economy and many businesses have only recently been established or may have not had sufficient time to prove their business model. As such, it may be challenging to find and acquire a business with a proven business model.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

We intend to file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act.

Our executive offices are located at Two Sound View Drive, Greenwich, Connecticut 06830, and our telephone number is (203) 622-4903.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 20 of this prospectus.

Securities offered
7,000,000 units, at $10.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
Proposed NASDAQ Capital Market symbols
Units: “MNGLU”
Ordinary shares: “MNGL”
Warrants: “MNGLW”
Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus.
Units:
Number outstanding before this offering
0
Number outstanding after this offering
7,000,000

Ordinary shares:
Number outstanding before this offering
2,012,500(1)(2)
Number outstanding after this offering
8,750,000(2)

(1)	This number includes an aggregate of 262,500 founder shares held by our sponsor subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.
(2)	This number includes 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and(2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination.
Warrants:
Number of sponsor warrants to be sold simultaneously with closing of this offering
4,166,667
Number of warrants to be outstanding after this offering and the private placement
11,166,667
Exercisability
Each warrant offered in this offering is exercisable to purchase one ordinary share.
Exercise price
$12.00 per share, subject to adjustments as described herein.
Exercise period
The warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, and
• 12 months from the closing of this offering;
provided in each case that we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder.
We are not registering the ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed and to register the ordinary shares that are issuable upon exercise of the warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants has not been declared effective by the 60th business day following the closing of our initial business combination and during any period when we shall have failed to maintain an effective registration statement, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
The warrants will expire at 5:00 p.m., New York time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the sponsor warrants):
• in whole and not in part; at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Please see the section entitled “Risk Factors — We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless” for additional information.
None of the sponsor warrants will be redeemable by us so long as they are held by members of our sponsor or their permitted transferees.
Founder shares
In March 2011, our sponsor purchased an aggregate of 2,012,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. The founder shares held by our sponsor include an aggregate of 262,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our sponsor will collectively own 20.0% of our issued and outstanding shares after this offering (assuming our sponsor does not purchase any units in this offering and is not required to forfeit its founder earn out shares, as described in this prospectus). In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share. For both (1) and (2) above, the share price must be met for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination.
The founder shares are identical to the ordinary shares included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•

our sponsor has agreed (1) to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination and (2) to waive its rights to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering.

If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.
Transfer restrictions on founder shares
Our sponsor has agreed not to transfer, assign or sell any of its founder shares (except to permitted transferees, as described in this prospectus) until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described below under “Principal Shareholders — Transfers of Founders Shares and Sponsor Warrants”) (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the founder shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, notwithstanding our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture condition lapses.
Sponsor warrants
Members of our sponsor have committed to purchase an aggregate of 4,166,667 sponsor warrants, each exercisable to purchase one ordinary share at $12.00 per share, at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless.
Transfer restrictions on sponsor warrants
The sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, and they will be non-redeemable so long as they are held by members of our sponsor or their permitted transferees. If the sponsor warrants are held by holders other than members of our sponsor or their permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Proceeds to be held in trust account
$70,000,000, or $10.00 per unit of the proceeds of this offering and the proceeds of the private placement of the sponsor warrants, or $80,237,500, or approximately $9.97 per unit, if the underwriters’ over-allotment option is exercised in full, will be placed in a segregated trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. These proceeds include $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.
Except for up to $800,000 of the interest income (net of taxes payable) that may be released to us to pay any taxes and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we seek shareholder approval of our business combination, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the consummation of our initial business combination within 24 months from the closing of this offering and (2) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.
The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public shareholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than up to $800,000, subject to adjustment as described below, of the interest earned on the trust account (net of taxes payable), and any amounts necessary to purchase up to 15% of our public shares if we seek shareholder approval of our business combination, will be available for our use. Based upon the current interest rate environment, we expect the trust account to generate approximately $280,000 of interest (net of taxes payable) over the next 24 months. We may pay our expenses only from:

• interest earned on the funds in the trust account; and
• the net proceeds of this offering not held in the trust account, which will be $775,000 after the payment of approximately $600,000 in expenses relating to this offering.
If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease.
Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will consummate our initial business combination only if we will become the majority shareholder of the target or are otherwise not required to register as an investment company under the Investment Company Act. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.
Permitted purchases of public shares by us prior to the consummation of our initial business combination using amounts held in the trust account
Unlike many blank check companies, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, our memorandum and articles of association will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We may purchase any or all of the 1,050,000 shares (or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase, and it will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. Please see the section entitled “Risk Factors — Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, ordinary shares and/or warrants” for additional information.
Other permitted purchases of public shares by us or our affiliates
In addition to the permitted purchases of public shares by us prior to the consummation of the initial business combination using amounts held in the trust account, as described above, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Although neither we nor they currently anticipate paying any premium purchase price (over the trust value) for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares, because such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote. Please see the section entitled “Risk Factors — If we seek shareholder approval of our business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support” for additional information.
Redemption rights for public shareholders upon consummation of our initial business combination
We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), which is approximately equal to the per-unit offering price of $10.00

(approximately $0.03 less if the underwriters’ over-allotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants.
Manner of conducting redemptions
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law or the NASDAQ Capital Market and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association:

•

offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•

file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.
If, however, shareholder approval of the transaction is required by law or the NASDAQ Capital Market, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.
If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and, in some cases, the terms of the proposed business combination will require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or members of its management team, (2) cash to be transferred to the target for working capital or other general corporate purposes or (3) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.
Limitation on redemption rights of shareholders holding 10% or more of the shares sold in the offering if we hold a shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. We will resolve any disputes relating to whether a public shareholder is acting in concert or as a “group” either by requiring certifications under the penalty of perjury to such effect by public shareholders or via adjudication in court. We believe these restrictions will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.
By limiting our shareholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.
However, there is no restriction on our shareholders’ ability to vote all of their shares for or against a business combination.
Please see the section entitled “Risk Factors — Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval” for additional information.
Redemption rights in connection with proposed amendments to our memorandum and articles of association
Many blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our memorandum and articles of association provides that prior to our initial business combination its provisions related to pre-business combination activity and the rights attaching to the ordinary shares, may be amended if approved by holders of 65% of our issued and outstanding ordinary shares. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering. Our sponsor has agreed to waive any redemption rights with respect to any founder shares and any public shares it may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsor, officers and directors have agreed that we will have only 24 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible, but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the applicable time period. Please see the section entitled “Risk Factors — If we are unable to complete our initial business combination within the prescribed time frame, our public shareholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless” for additional information.
We expect that in the event of a voluntary solvent liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our assets to our public shareholders on a pari passu basis.
Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if any of our sponsor, officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate our initial business combination within 24 months from the closing of this offering and the amount of the deferred underwriting commission will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Messrs. Kraus and Edwards have agreed that each of them will be severally liable to us up to 50% each, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then Messrs. Kraus and Edwards will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments, or any other type of compensation (including the issuance of stock and/or options) made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:
• Repayment of a $200,000 loan made to us by our sponsor, to cover offering-related and organizational expenses;
• A payment of an aggregate of $10,000 per month to our sponsor or an affiliate of our sponsor for office space, utilities and secretarial and administrative services;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating our initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of our initial business combination, except the interest earned on the funds held in the trust account (net of taxes payable) that may be released to us to fund working capital requirements; and

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Repayment of loans made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, provided that if we do not consummate our initial business combination, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419”. For additional information on concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Not Subject to Rule 419”. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 1, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(61,500)	$68,695,000
Total assets	$246,500	$70,795,000
Total liabilities	$226,500	$2,100,000
Value of ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share)	$—	$62,919,990
Shareholders’ equity(1)	$20,000	$5,775,010

(1)	Excludes shares subject to redemption in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $200,000 loan made to us by our sponsor, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $70,000,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the consummation of our initial business combination within 24 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $2,100,000 being held in the trust account ($2,415,000 if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting commissions.

If no business combination is consummated within 24 months from the closing of this offering, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon (net of taxes payable), up to $50,000 of such net interest to pay dissolution expenses, up to $800,000 of interest income released to us (net of taxes payable) to fund our working capital requirements and any amounts released to purchase up to 15% of our public shares if we seek shareholder approval of our business combination, as described in this prospectus, will be used to fund the redemption of our public shares. Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within such applicable time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed blank check company in the development stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummating our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or the NASDAQ Capital Market, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote before we consummate our initial business combination unless the business combination would require shareholder approval under applicable state law or the rules of the NASDAQ Capital Market or if we decide to hold a shareholder vote for business or other legal reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our memorandum and articles of association requires us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 24 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within 24 months from the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.

If we are unable to complete our initial business combination within the prescribed time frame, our public shareholders may receive less than $10.00 per share on our redemption and our warrants will expire worthless.

If the underwriters’ over-allotment option is not exercised, the amount held in the trust account will be $10.00 per share. If the underwriters’ over-allotment option is exercised in full, the amount held in the trust account will initially be less than $10.00 per share. If we are unable to complete our initial business combination within the prescribed time frame and are forced to redeem our public shares, the per-share redemption amount received by shareholders at such time also may be less than $10.00. For example, if (1) the underwriters’ over-allotment option is exercised in full, and (2) we were unable to conclude our initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and (3) without taking into account interest income, if any, earned on the trust account (net of taxes payable) and up to $800,000 (subject to adjustment as described herein), in interest income on the trust account previously released to us to fund working capital requirements, then the per-share redemption amount received by shareholders would be $9.97, which is approximately $0.03 less than the per-unit offering price of $10.00. Furthermore, whether or not the underwriters exercise the over-allotment option, our outstanding warrants are not entitled to participate in any redemption and the warrants will therefore expire worthless if we are unable to consummate our initial business combination within the applicable time period.

Our purchase of ordinary shares in the open market may support the market price of the ordinary shares and/or warrants during the buyback period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the units, ordinary shares and/or warrants.

Unlike many blank check companies, if we seek shareholder approval of our initial business combination, prior to the consummation of our initial business combination, our memorandum and articles of association will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of material non-public information and will not be made during a restricted period under Regulation M under the Exchange Act. Consequently, if the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchase may materially adversely affect the market price of our securities.

If we seek shareholder approval of our business combination, we, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price (over trust value) for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. In addition, in the event we seek shareholder approval of our business combination, our memorandum and articles of association will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full). It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full).

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2), where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Our purchases of ordinary shares in the open market or in privately negotiated transactions would reduce the funds available to us after the business combination.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed. In addition, in the event we seek shareholder approval of our business combination, our memorandum and articles of association will permit the release to us from the trust account of amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full). As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of ordinary shares in the open market or in privately negotiated transactions by us or our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to list our ordinary shares on a national securities exchange.

If we or our sponsor, directors, officers, advisors or their affiliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination.

Our purchases of ordinary shares in the open market or in privately negotiated transactions may have negative economic effects on our remaining public shareholders.

If we seek shareholder approval of our business combination and purchase shares in privately negotiated or market transactions from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public shareholders will bear the economic burden of the taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of the net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 24 months from the closing of this offering). In addition, our remaining public shareholders following the consummation of our initial business combination will bear the economic burden of the deferred underwriting commission as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the business combination. This is because the shareholders from whom we purchase shares in open market or in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the taxes payable on the interest earned by the trust account, up to $50,000 of dissolution expenses or the deferred underwriting commission and, in the case of purchases at a premium, have received such premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares pursuant to a tender offer in connection with an initial business combination that we consummate. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us and, if we seek shareholder approval of our initial business combination, the release of funds to us to purchase up to 15% of our public shares pursuant to our memorandum and articles of association, unless and until the funds in the trust account were released to us in connection with our consummation of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 10% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 10% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. Your inability to redeem more than an aggregate of 10% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 10% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have significant experience identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the ordinary shares redeemed and, in the event we seek shareholder approval of our business combination, we make purchases of our ordinary shares in the open market in a manner intended to comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases, using available funds from the trust account, then the resources available to us for our initial business combination may be reduced. Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account (net of taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Up to $800,000 of the interest income (net of taxes payable) earned on the trust account may be released to us to fund our working capital requirements; however, based on the current interest rate environment, we anticipate that approximately $280,000 of interest income (net of taxes payable) will be available to us. However, our estimate may not be accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $775,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds from the $775,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to fund our working capital requirements which we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. Additionally, the current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds to us in such circumstances. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the required time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), due to claims of such creditors. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Kraus and Edwards will not be responsible to the extent of any liability for such third party claims. However, we have not asked

Messrs. Kraus and Edwards to reserve for such indemnification obligations and Messrs. Kraus and Edwards may not be able to satisfy those obligations. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our directors may decide not to enforce indemnification obligations against Messrs. Kraus and Edwards, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and any member of our sponsor asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such member of our sponsor to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against such member of our sponsor to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct save as disclosed in this prospectus or its memorandum and articles of association.

If we are unable to consummate our initial business combination, our public shareholders may be forced to wait up to 24 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our memorandum and articles of association prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the BVI Business Companies Act, 2004 of the British Virgin Islands, or the Companies Act. In that case, investors may be forced to wait beyond 24 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our memorandum and articles of association, if we do not complete our initial business combination within 24 months from the closing of this offering, this will trigger an automatic redemption of our ordinary shares using the available funds in the trust account pursuant to our memorandum and articles of association, resulting in our repayment of available funds in the trust account together with our subsequent voluntary liquidation as may be determined by our directors. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

In any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the redemption amounts payable to them.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying ordinary shares for sale under all applicable state securities laws.

The grant of registration rights to our sponsor and holders of our sponsor warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register the founder shares, holders of our sponsor warrants and their permitted transferees can demand that we register the sponsor warrants and the ordinary shares issuable upon exercise of the sponsor warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the ordinary shares issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares and the sponsor warrants and the ordinary shares issuable upon exercise of such sponsor warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our sponsor, holders of our sponsor warrants or their respective permitted transferees are registered.

Because we have not selected a particular business or geographic focus or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any geographic region, but may rely upon our management team’s background in Asia. Also, while we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as natural resources. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or the NASDAQ Capital Market, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. Although no such issuance of ordinary or preferred shares will affect the per share amount available for redemption from the trust account, the issuance of additional ordinary or preferred shares:

•	may significantly dilute the equity interest of investors in this offering, who will not have pre-emption rights in respect of such an issuance;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights created by amendment of our memorandum and articles of association by resolution of the directors senior to those afforded our ordinary shares;
•	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. In addition, in the event we seek shareholder approval of our initial business combination, we may use funds released to us from the trust account to purchase up to 15% of the shares sold in this offering in the open market and these purchases would have the effect of reducing the funds available in the trust account for future business combinations. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year ending February 28, 2012 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete our initial business combination by the end of our current taxable year, and we have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete our initial business combination in our taxable year ending February 28, 2013 and are not treated as a PFIC for either of our taxable years ending February 28, 2013 or February 28, 2014. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. In addition, we may not provide timely financial information that would be required for U.S. investors to make a potentially favorable “qualified electing fund” election, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, warrants and units, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

After our initial business combination, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers may become involved with subsequent blank check companies similar to our company. Our officers also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.

Since our sponsor will lose its entire investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In March 2011, our sponsor purchased an aggregate of 2,012,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. The founder shares will be worthless if we do not consummate an initial business combination. In addition, members of our sponsor have committed to purchase an aggregate of 4,166,667 sponsor warrants, each exercisable for one ordinary share at $12.00 per share, for a purchase price of $3,125,000, or $0.75 per warrant, that will also be worthless if we do not consummate our initial business combination. In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with approximately $70,775,000 (or approximately $81,012,500 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target or are otherwise not required to register as an investment company under the Investment Company Act. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with our initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally less than the purchase price of the units in the initial public offering. The exercise price for our public warrants is $12.00 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We may seek to amend our memorandum and articles of association or governing instruments in a manner that will make it easier for us to consummate our initial business combination that our shareholders may not support.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We may seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

The provisions of our memorandum and articles of association relating to the rights and obligations attaching to our ordinary shares may be amended prior to the consummation of our initial business combination with the approval of the holders of 65% of our outstanding ordinary shares, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of our initial business combination that a significant number of our shareholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that, prior to the consummation of our initial business combination, its provisions related to pre-business combination activity and the rights and obligations attaching to the ordinary shares, may be amended if approved by holders of 65% of our issued and outstanding ordinary shares. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Following the consummation of our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Our sponsor, which will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination and the rights and obligations attaching to the ordinary shares behavior more easily that many blank check companies, and this may increase our ability to consummate our initial business combination with which you do not agree. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our sponsor will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earn out shares, as described in this prospectus). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our sponsor purchases any units in this offering or if we or our sponsor purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination, shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the NASDAQ Capital Market, or we decide for other business or legal reasons, we do not currently intend to call an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to our consummation of our initial business combination, they may do so by members holding not less than thirty percent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

Our sponsor paid an aggregate of $25,000, or approximately $0.014 per founder share (assuming no exercise of the over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 76.5% or $7.65 per share (the difference between the pro forma net tangible book value per share of $2.35 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor warrants will be redeemable by us so long as they are held by members of the sponsor or their permitted transferees.

Our warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 7,000,000 ordinary shares (or up to 8,050,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 4,166,667 sponsor warrants, each exercisable to purchase one ordinary share at $12.00 per share. In addition, if the sponsor makes any working capital loans, it may convert up to $500,000 of those loans into additional sponsor warrants at $0.75 per warrant. To the extent we issue ordinary shares to effectuate our initial business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to list our securities on the NASDAQ Capital Market, as of the date of this prospectus there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on the NASDAQ Capital Market, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from the NASDAQ Capital Market for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on the NASDAQ Capital Market or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Once initially listed on the NASDAQ Capital Market, our securities may not continue to be listed on the NASDAQ Capital Market in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on the NASDAQ Capital Market upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on the NASDAQ Capital Market in the future. Additionally, in connection with our business combination, the NASDAQ Capital Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Capital Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 24 month time frame.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending February 28, 2012. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•	is final and for a liquidated sum;
•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
•	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the British Virgin Islands Business Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors by resolution to amend our memorandum and articles of association, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors by resolution to amend the memorandum and articles of association including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination. Notwithstanding the foregoing, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

Risks Associated with Acquiring and Operating a Business in Emerging Market Countries

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	exchange listing and/or delisting requirements;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	rates of inflation;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following our initial business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets will likely be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies in Asia differ from the economies of most developed countries in many respects. For the most part, such economies have grown at a rate in excess of the United States; however, (1) such economic growth has been uneven, both geographically and among various sectors of the economy and (2) such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in Asia are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Risks Associated with Acquiring and Operating a Business In Mongolia

Legislation in Mongolia may be subject to conflicting interpretations.

The Mongolian legal system shares several of the qualitative characteristics typically found in a developing country and many of its laws, particularly with respect to matters of taxation,

are still evolving. The legal framework in Mongolia is, in many instances, based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing local conventions and customs. Local institutions and bureaucracies responsible for administrating laws may lack a proper understanding of the laws or the experience necessary to apply them in a modern business context. Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary manner, while legal remedies may be uncertain, delayed or unavailable. A transaction or business structure that would likely be regarded under a more established legal system as appropriate and relatively straightforward might be regarded in Mongolia as outside the scope of existing Mongolian law, regulation or legal precedent. As a result, certain business arrangements or structures and certain tax planning mechanisms may carry significant risks. In particular, when business objectives and practicalities dictate the use of arrangements and structures that, while not necessarily contrary to settled Mongolian law, are sufficiently novel within a Mongolian legal context, it is possible that such arrangements may be invalidated.

The legal system in Mongolia has inherent uncertainties that could limit the legal protections available to us, which include: (1) inconsistencies between laws; (2) limited judicial and administrative guidance on interpreting Mongolian legislation; (3) substantial gaps in the regulatory structure due to delay or absence of implementing regulations; (4) the lack of established interpretations of new principles of Mongolian legislation, particularly those relating to business, corporate and securities laws; (5) a lack of judicial independence from political, social and commercial forces; and (6) bankruptcy procedures that are not well developed and are subject to abuse. The Mongolian judicial system has relatively little experience in enforcing the laws and regulations that currently exist, leading to a degree of uncertainty as to the outcome of any litigation. It may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. In addition, while legislation has been enacted to protect private property against expropriation and nationalization, due to the lack of experience in enforcing these provisions and political factors, these protections may not be enforced in the event of an attempted expropriation or nationalization. Expropriation or nationalization of any of our assets, or portions thereof, potentially without adequate compensation, could have a material adverse effect on our business and operations.

Application of and amendments to legislation could adversely affect mining rights or make it more difficult or expensive to engage in mining activities.

The government of Mongolia has, in the past, expressed its strong desire to foster, and has to date protected the development of, an enabling environment for investments in the mining sector. However, there are political constituencies within Mongolia which have espoused ideas that would not be regarded by the mining industry as conducive to investment if they were to become law or official government policy. The present government or a future government may not refrain from enacting legislation or adopting government policies that may limit or restrict mining activities.

Mining operations in Mongolia are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine safety, transportation safety and other matters. Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. Since Mongolian legal requirements change frequently, are subject to interpretation and may be enforced to varying degrees in practice, we are unable to predict the ultimate cost of complying with these requirements or their effect on our operations. Furthermore, changes in governments, regulations and policies and practices could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

Uncertainties regarding VAT reimbursement and possible revisions to the Mongolian royalty fee system could adversely affect our financial position.

A value-added tax at a rate of 10% is payable in respect of all goods sold, work performed and services provided within Mongolia. Value-added tax is also payable in respect of goods imported into Mongolia and in respect of certain service fee payments made by Mongolian taxpayers to non-resident service providers. If a legal entity is registered as a value-added taxpayer, it can obtain credits for such tax paid to its suppliers of goods and services and can use such credits to offset value-added, or other, taxes owed in Mongolia. However, the Value-Added Tax Law provides certain conditions which can limit the ability of a legal entity to register as a value-added taxpayer. Additionally, the Value-Added Tax Law exempts all sales of mineral products with the exception of exported “finished mineral products”. While we do not believe that we are currently subject to the Value-Added Tax Law, there is no assurance that we will not be subject to such law in the future.

Our ability to carry on business in Mongolia is subject to political risk.

The ability of companies to efficiently conduct their business activities is subject to changes in government policy or shifts in political attitudes within Mongolia that are beyond our control. Government policy may change to discourage foreign investment, nationalization of mining industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented. Our future assets in Mongolia may be subject to nationalization, requisition or confiscation, whether legitimate or not, by any authority or body. The provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances may not be effective to restore the value of our original investment. In addition, Mongolia may experience political instability. Such instability could have an adverse effect on economic or social conditions in Mongolia and may result in outbreaks of civil unrest, terrorist attacks or threats or acts of war in the affected areas, any of which could materially and adversely affect our business, prospects, financial condition and results of operations.

Changes in, or more aggressive enforcement of, laws and regulations could adversely impact our target business.

Mining operations and exploration activities are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response and other matters. Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. It is possible that the costs, delays and other effects associated with these laws and regulations may impact our decision as to whether to enter into a business combination with a target. Since legal requirements change frequently, are subject to interpretation and may be enforced to varying degrees in practice, we are unable to predict the ultimate cost of compliance with these requirements or their effect on operations. The agreements, licenses or legislation upon which our ownership interests are based may be interpreted and enforced in a way that materially adversely affects our rights and obligations. Furthermore, changes in regulations and policies and practices could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

Economic conditions in Mongolia could be influenced by economic conditions in other emerging market countries, which could have an adverse effect on our business and operations.

The Mongolian market and the Mongolian economy are influenced by economic and market conditions in other countries. Moreover, financial turmoil in any emerging market country tends to adversely affect prices in capital markets of all emerging market countries, including Mongolia, as investors move their money to more stable, developed markets. Financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Mongolia and adversely affect the Mongolian economy. A loss of investor confidence in the financial systems of other emerging markets may cause volatility in Mongolian financial markets and to the Mongolian economy in general, which may have an adverse effect on our business and operations.

Selective or other governmental action may have an adverse effect our business and the value of investments in Mongolia

Governmental authorities have a degree of discretion in Mongolia and at times appear to act arbitrarily. Government entities also may use common or minor defects in official or other documentation to delay or invalidate the issue or registrations of rights or licenses or to void transactions. Our potential competitors may receive preferential treatment from the government and governmental authorities, potentially giving them a competitive advantage. Selective or arbitrary government action, if directed at our operations, could have a material adverse effect on our business, results of operations and prospects and on the value of investments in Mongolia. Any such selective action by governmental authorities could adversely us.

Changes in law could occur with limited notice and with no or little public consultation.

In certain instances, changes in Mongolian law have occurred with limited notice and with no or little public consultation. For example, in 2006, the government implemented a windfall tax applicable to certain minerals and changes to the Mining Law, both of which had a material adverse effect on certain companies operating in Mongolia, with limited notice and with no or little public consultation. Similar actions may occur in the future in relation to laws or regulations applicable to us.

Corruption in Mongolia could have an adverse effect on our business and operations.

Surveys have indicated that there may be some pockets of corruption in Mongolia. Corruption could adversely effect us by favoring our competitors over us. In addition, false accusations of corruption or other alleged wrongdoing by us or our officers or directors may be spread by newspapers, competitors or others to gain a competitive advantage over us or for other reasons. Mongolian press reports have also alleged selective investigations and prosecutions by the government to further its interests. In the event we become the target of corruption allegations, we may need to cease or alter certain activities or embark on expensive litigation to protect our business and employees, which could adversely affect our operations and financial condition.

Fluctuations in global metal prices may negatively impact the Mongolian economy and the attractiveness of consummating our initial business combination.

The Mongolian economy is highly dependent on the exportation of minerals, with mineral exportation accounting for approximately 50% of Mongolia’s GDP in 2010. A large proportion of such minerals consist of metals such as iron ore, copper and gold. The metals industry as a whole is cyclical and, at times, pricing and availability of metal can be volatile due to numerous factors beyond our control, including general domestic and international economic conditions, labor costs, sales levels, competition, consolidation of metals producers, higher raw material costs for the producers of metals, import duties and tariffs and currency exchange rates. For example, world metal prices fell in 2008 and 2009 and the Mongolian economy constricted as a result. Notwithstanding recent price increases, metals prices may decline in 2012, and declines in those prices could adversely impact the expected expansion of the Mongolian economy and GDP growth, as well as the attractiveness of consummating our initial business combination with a target business with operations in Mongolia.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	failure to list or delisting of our securities from the NASDAQ Capital Market or an inability to have our securities listed on the NASDAQ Capital Market following a business combination;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	the use of proceeds not held in the trust account or available to us from interest income on the trust account; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 20. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option	With Over-Allotment Option
Gross Proceeds
Gross Proceeds from units offered to public(1)	$70,000,000	$80,500,000
Gross proceeds from sponsor warrants offered in private placement	3,125,000	3,125,000
Total gross proceeds	$73,125,000	$83,625,000
Offering expenses(2)
Underwriting commissions (represents 2.5% of the gross proceeds from units offered to the public payable upon closing of the offering, but excluding 3.0% of the gross proceeds payable to the underwriters upon consummation of our initial business combination)(3)	$1,750,000	$2,012,500
Legal fees and expenses	270,000	270,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	50,000	50,000
Blue sky filing fees	20,000	20,000
SEC Fees	9,347	9,347
FINRA Fees	8,550	8,550
NASDAQ Capital Market Listing Fees	50,000	50,000
Roadshow expenses	50,000	50,000
Miscellaneous	102,103	102,103
Total Offering Expenses	$2,350,000	$2,612,500
Proceeds after Offering Expenses	70,775,000	81,012,500
Not held in Trust	$775,000	$775,000
Held in Trust Account	$70,000,000	$80,237,500
% of public offering price	100.0%	99.7%

The following table shows the use of the $775,000 of net proceeds not held in the trust account and either: (i) up to an additional $280,000 or (ii) up to an additional $800,000 (subject to proportionate adjustment in the event the size of the offering changes as a result of the underwriters’ exercise of any portion of the over-allotment option or we otherwise decide to make such a change prior to the effectiveness of the registration statement of which this prospectus forms a part) of interest earned on our trust account (net of taxes payable) that may be released to us to cover operating expenses(4).

Use of Net Proceeds not Held in Trust	Amount assuming we generate in excess of $800,000 in interest on the proceeds in the trust account	Percentage	Amount assuming we generate in excess of $280,000 in interest on the proceeds in the trust account	Percentage
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$950,000	60%	$500,000	47%
Legal and accounting fees related to regulatory reporting obligations	150,000	10%	150,000	14%
Payment for office space, administrative and support services	240,000	15%	240,000	23%
Directors’ and officers’ insurance	100,000	6%	100,000	10%
Working capital to cover miscellaneous expenses	135,000	9%	65,000	6%
Total	$1,575,000	100%	$1,055,000	100%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our consummation of our initial business combination.
(2)	A portion of the offering expenses have been paid from the proceeds of a $200,000 loan from Blue Wolf MHC Ltd., our sponsor, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(3)	The underwriters have agreed to defer $2,100,000 of their underwriting commissions (or $2,415,000 if the underwriters’ over-allotment option is exercised in full), which equals 3.0% of the gross proceeds from the units offered to the public, until consummation of the initial business combination. Upon consummation of our initial business combination, $2,100,000, which constitutes the underwriters’ deferred commissions (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $800,000 as a result of the current interest rate environment. Based on the current interest rate environment, we anticipate that approximately $280,000 (after payment of taxes on such interest income) will be available to us from interest income to be earned on the funds held in the trust account.
(5)	Management estimated the amount of expenses based on its prior experience in searching and acquiring companies, as well as the amount of expenses incurred by comparable special purpose acquisition companies.

A total of $70,000,000 (or $80,237,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for up to $800,000 of interest income that may be released to us (net of taxes payable) to fund our working capital requirements, as discussed below, and any amounts necessary to purchase up to 15% of our public shares if we seek shareholder approval of our business combination as will be permitted under our memorandum and articles of association, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of this offering and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust, as well as the interest income that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $280,000 as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase (for example, if the underwriters’ over-allotment option is exercised in full, the size of the offering will increase by 15%, and the maximum amount of interest income (net of taxes payable) we may withdraw from the trust account will increase to $920,000). In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease. We will use any proportionate increase in interest income to cover our working capital expenses.

While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

Commencing on the date that our securities are first listed on the NASDAQ Capital Market, to pay Blue Wolf MHC Ltd., our sponsor, an entity controlled by our officers and directors, or an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative services. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide our sponsor compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsor has advanced to us a total of $200,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2011 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the $600,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Unlike many blank check companies, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, our memorandum and articles of association will permit the release to us from the trust account of amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 1,050,000 shares (or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per share amount held in the trust account. Such trading activity could enable such investors to block our initial business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Although we do not currently anticipate paying any premium purchase price (over the trust value) for such public shares, in the event we do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 24 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination. Our officers and directors have also agreed to waive their redemption rights with respect to any public shares purchased during or after the offering in connection with the consummation of our initial business combination. In addition, our sponsor has agreed to waive its right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if our sponsor, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 20.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants, which would cause the actual dilution to our public shareholders to be higher, particularly where a cashless exercise is utilized. In addition, such calculation does not reflect any dilution associated with purchases we may make prior to the consummation of our initial business combination of up to 15% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At April 1, 2011, our net tangible book value was a deficiency of $61,500, or approximately ($0.03) per ordinary share. After giving effect to the sale of 7,000,000 ordinary shares included in the units we are offering in this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at April 1, 2011 would have been $5,775,010 or $2.35 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 6,291,999 ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $7.68 per share to our sponsor as of the date of this prospectus and an immediate dilution of $7.65 per share or 76.5% to our public shareholders not exercising their redemption rights.

The following table illustrates the dilution to our public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	(0.03)
Increase attributable to public shareholders	7.68
Decrease attributable to public shares subject to redemption	(10.00)
Pro forma net tangible book value after this offering		(2.35)
Dilution to new investors		$7.65

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $62,919,990 to adjust for the right of holders of our public shares to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest less taxes payable), divided by the number of ordinary shares sold in this offering.

The following table sets forth information with respect to our sponsor and our public shareholders:

	Total shares(1)		Total consideration		Average price per share(1)
	Number	Percentage	Amount	%
Sponsor	1,750,000	20%	$25,000	0.04%	$0.014
Public Shareholders	7,000,000	80%	$70,000,000	99.96%	$10.00
Total	8,750,000	100%	$70,025,000	100.00%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(61,500)
Net proceeds from this offering and sale of sponsor warrants	70,775,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	81,500
Less: deferred underwriters’ commissions payable	(2,100,000)
Less: amount of ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	(62,919,990)
$5,775,010
Denominator:
Ordinary shares outstanding prior to this offering(2)	2,012,500
Shares forfeited if over-allotment is not exercised	(262,500)
Ordinary shares included in the units offered	7,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(6,291,999)
2,458,001

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and 262,500 shares have been forfeited by our sponsor.
(2)	Assumes that the underwriters’ over-allotment option has been exercised in full and no shares have been forfeited by our sponsor.

CAPITALIZATION

The following table sets forth our capitalization at April 1, 2011 and as adjusted to give effect to the filing of our memorandum and articles of association, the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	April 1, 2011
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$2,100,000
Notes payable to affiliate(2)	200,000
Ordinary shares, subject to redemption(3)	—	62,919,990
Shareholder’s equity (deficit):
Preferred shares, no par value, unlimited shares authorized; none issued or outstanding	—	—
Ordinary shares, no par value, unlimited shares authorized; 2,012,500 shares issued and outstanding; 8,750,000 shares issued and outstanding, as adjusted(4)	25,000	25,000
Additional paid-in capital	—	5,755,010
Deficit accumulated during the development stage	(5,000)	(5,000)
Total shareholders’ equity	20,000	5,775,010
Total capitalization	$220,000	$70,795,000

(1)	Includes the $3,125,000 we will receive from the sale of the sponsor warrants.
(2)	Note payable to affiliate is a promissory note issued in the amount of $200,000 in the aggregate to Blue Wolf MHC Ltd., our sponsor. The note is non-interest bearing and is payable on the earlier of December 31, 2011 and the consummation of this offering.
(3)	Upon the consummation of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 262,500 founder shares held by our sponsor has been forfeited, but no forfeiture of the founder earn out shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a BVI business company with limited liability (meaning our public shareholders have no liability, as members of the Company, for the liabilities of the Company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or assets. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

•	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;
•	may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our memorandum and articles of association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our ordinary shares;
•	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights or a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at April 1, 2011, we had $165,000 in cash and deferred offering costs of $81,500. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and a loan from our sponsor in the amount of $200,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $600,000, but including deferred underwriting commissions of $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of $3,125,000, will be $70,775,000 (or $81,012,500 if the underwriters’ over-allotment option is exercised in full). $70,000,000 (or $80,237,500 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $2,100,000 (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $775,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds from the $775,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable and deferred underwriting commissions) to consummate our initial business combination. We may use interest earned on the trust account to pay taxes. To the extent that our shares or debt are used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the $775,000 of proceeds held outside the trust account and up to $800,000 of interest income on the balance of the trust account (net of taxes payable) that will be released to us to fund our working capital requirements. However, based on the current interest rate environment we believe the proceeds placed in the trust account will produce $280,000 in interest income over our up to 24 month existence. Should this amount be insufficient, our sponsor or an affiliate of our sponsor, may fund our additional working capital requirements or finance transaction costs, as necessary; however, such parties are under no obligation to do so. We will use these funds, including any loans from our sponsor or an affiliate of our sponsor, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate our initial business combination. If the underwriters exercise their over-allotment option or the size of this offering is increased, the maximum amount of interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is decreased, the maximum amount of interest income we may withdraw from the trust account will proportionately decrease. Assuming a 20% increase in the size of this offering, the per share redemption or liquidation amount could decrease by as much as approximately $0.04.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Assuming that $800,000 in interest income (net of taxes payable) is available, we expect our primary liquidity requirements during that period to include approximately $950,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $10,000 per month for up to 24 months for office space, utilities, and secretarial and administrative services payable to Blue Wolf MHC Ltd., our sponsor, an entity controlled by our officers and directors, or to an affiliate of our sponsor; $150,000 for legal and accounting fees related to regulatory reporting requirements; $100,000 for directors’ and officers’ insurance; and approximately $135,000 for general working capital that will be used for miscellaneous expenses and reserves.

Assuming that $280,000 in interest income (net of taxes payable) is available, we expect our primary liquidity requirements during that period to include approximately $500,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $10,000 per month for up to 24 months for office space, utilities, and secretarial and administrative services payable to our sponsor and an entity controlled by our officers and directors, or an affiliate of our sponsor; $150,000 for legal and accounting fees related to regulatory reporting requirements; $100,000 for directors’ and officers’ insurance; and approximately $65,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest (net of taxes payable) available to us from the trust account is less than $280,000 as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending February 28, 2012. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On March 11, 2011, our sponsor purchased an aggregate of 2,012,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.012 per share (of which 262,500 shares are subject to forfeiture to the extent the over-allotment option is not exercised). Messrs. Kraus and Edwards are each members of our sponsor.

As of the date of this prospectus, our sponsor has advanced on our behalf a total of $200,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of December 31, 2011 and the closing of this offering. This loan will be repaid upon the closing of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, on the date that our securities are first listed on the NASDAQ Capital Market, to begin paying our sponsor, an entity controlled by our officers and directors, or an affiliate of our sponsor, a monthly fee of $10,000 for office space, utilities and secretarial and administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Members of our sponsor have committed to purchase an aggregate of 4,166,667 sponsor warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one ordinary share at $12.00 per share. Members of our sponsor will be permitted to transfer the sponsor warrants held by them to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the members of our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the members of our sponsor until 30 days after the completion of our initial business combination. The sponsor warrants will be non-redeemable so long as they are held by members of the sponsor or their permitted transferees. The sponsor warrants also may be exercised by the members of our sponsor or their permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our sponsor and holders of the sponsor warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These shareholders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these shareholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial business combination or (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property and (ii) in the case of the sponsor warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of April 1, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company incorporated as a BVI business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or assets. Notwithstanding, we intend to focus on operating businesses that have their primary operations in Mongolia. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target. There have been no communications, evaluations or discussions between or among any of our officers, directors or our sponsor and any potential acquisition targets either prior or subsequent to the incorporation of the Company.

We will seek to capitalize on the significant strength of our management team to identify, acquire and operate a business operating primarily in Mongolia, although we may pursue acquisition opportunities in other geographic regions. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background, such as the natural resources sector and any related sectors. We have not established specific criteria that would trigger our consideration of businesses outside Mongolia or the natural resources sector. We also may focus on other geographic regions or industries if we believe that those regions or industries are better able to provide attractive financial returns to our investors.

Opportunities in Mongolia

Mongolia is a landlocked country in Central Asia, bordering Russia on the north and China on the south, east and west. At 1,564,116 square kilometers and with a population of 3.1 million people, Mongolia is the world’s 19th largest country and the most sparsely populated independent country in the world. The literacy rate is 98%. It is a relatively young parliamentary democracy and market based-economy. Until 1990, politically and economically, Mongolia was dominated by the Soviet Union. In 1990, the country held a constitutional referendum and a vote in 1992, which led to its first democratic change of government. Since then, Mongolia has held elections every four years. Mongolia has a seventy-six member unicameral parliament. The next parliamentary election will be held in 2012 and the next presidential election will be held in 2013.

Following the collapse of the Soviet Union in 1990, and the withdrawal of aid, Mongolia’s economy suffered a steep recession and sharp inflation. By 2000, as a result of a combination of aid from the International Monetary Fund, the adoption of free market reforms and privatization of much of the economy, the economy had stabilized. The economy is principally based on minerals, agriculture and related services. Between 2002 and 2008, Mongolia’s economy enjoyed strong, steady growth. According to official government estimates, gross domestic product, or GDP, increased from approximately $1.0 billion in 2002 to approximately $5.0 billion in 2008. Over this period, GDP per capita increased from approximately $450 to approximately $1,652. In the second half of 2008 and the first half of 2009, as a result of the fall in global metal prices, Mongolia’s economy contracted quite sharply. In 2010, Mongolia’s economy recovered strongly with GDP of approximately $5.7 billion and GDP per capita increasing to approximately $2,038 due to the following factors: (1) an increase in production, (2) an increase in exports to China and (3) an increase in commodity prices.

Mongolia Nominal GDP, USD (in billions)	Mongolia GDP per capita, USD

We believe the development of the natural resources sector in Mongolia provides significant opportunities for investment. Mongolia possesses large deposits of minerals including coal, copper, gold, iron ore, uranium, and rare earth metals. Golomt Bank, one of Mongolia’s largest corporate banks, estimates the value of the proven reserves of the 10 biggest mines in the country at $2.4 trillion. However, management believes that this figure substantially underestimates the total value of Mongolia’s mineral wealth. In particular, management believes that reserves of oil are likely to prove to be significantly higher than current official figures. In addition, based on its discussions with government officials and other sources in Mongolia, management believes that approximately 75% of Mongolia has yet to be properly explored for mining deposits. Moreover, even in the remaining 25% of Mongolia which has been subject to more detailed scrutiny, it believes modern technology has yet to be fully utilized in the exploration for natural resource.

According to Mongolia’s Office of National Statistics, total exports of minerals in 2010 were approximately $3.0 billion, a 54% increase from 2009, which accounted for approximately 50% of Mongolia’s GDP. Specifically, coal exports increased from 7.1 million tons to 16.6 million tons, iron ore exports increased from 1.6 million tons to 3.5 million tons, copper concentrate exports decreased from 587,000 tons to 569,000 tons and gold exports decreased from 10.9 tons to 5.1 tons. The Mineral Resource and Petroleum Authority of Mongolia forecasts that Mongolia’s exports of minerals will increase by more than fivefold over the next five to seven years. Much of this increase in exports will go to China, with whom Mongolia shares a border of 4,677 kilometers, and which consumed approximately 74% of Mongolia’s exports in 2009. As a result of the growth in the mining sector, we believe Mongolia will be one of the world’s fastest growing economies over the next few years. Golomt Bank expects GDP to rise from $5.7 billion in 2010 to approximately $25.0 billion by 2015. Real GDP growth for 2010 was estimated to have been 8%. Nominal GDP is expected to grow by 33% in 2011, by 25% in 2012, and then to accelerate to approximately 50% in 2013, as Oyu Tolgoi, one of the world’s largest copper mines, and the first of Mongolia’s large, new mining projects, comes on line. According to press reports,Tavan Tolgoi, which contains coal deposits in excess of 6.0 billion tons, and the second new, major project, has already started initial production and is expected to move to full production shortly.

Management believes Mongolia will present rich opportunities to invest in the natural resources sector, both directly and indirectly in the form of suppliers and service providers. Currently, it believes that less than 25% of the country has been properly explored so the potential for the discovery and development of large, new ore bodies remains substantial. Mongolia is well endowed in copper, coal, iron ore, gold, industrial metals such as zinc, lead, molybdenum, and uranium. The domestic supply chain is still in the early stages of development but management expects to see the emergence of many companies involved in exploration, contractual development and many other ancillary services. In addition, substantial investment will be required to improve the country’s infrastructure. The government has laid out ambitious plans to build approximately 8,000 kilometers of roads and approximately 5,000 kilometers of railways. Management believes that the size of the investment required to fulfill these plans is currently beyond the government’s own resources and substantial external and private funding is likely to be required. In addition, as GDP per capita is expected to increase from approximately $2,000 currently to $8,000 in 2015, we believe there will be opportunities to invest in other areas of the economy, including finance, retail, consumer services and real estate. Finally, management believes there are potentially attractive investments in the manufacturing and agriculture sectors as modern management techniques and technology are applied.

Business Strategy

Blue Wolf MHC Ltd., our sponsor, provided us with our initial capital, and certain members of our sponsor (including Messrs. Kraus, Edwards and Ireland (the chief executive officer of a member of our sponsor), each of whom is a member of our board of directors) will assist us in identifying potential acquisition targets and consummating our initial business combination. Our officers and directors each have more than twenty years of experience managing, advising, acquiring, financing and investing in companies in a variety of industries and geographics. Our management has analyzed and studied the business opportunities present in Mongolia and have assembled an experienced team of local professionals and other contacts in Mongolia. We believe that our management’s various contacts and sources, ranging from private and public company contacts, private equity groups and investment bankers to attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the majority shareholder of the target or are otherwise not required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the Investment Company Act. We will not consider any transaction that does not meet this criterion. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

We intend to consummate our initial business combination without a shareholder vote pursuant to the tender offer rules of the SEC. As a result, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of such business combination.

Our management team will focus on creating shareholder value by leveraging its experience in the management, operation and finance of businesses to improve the efficiency of operations and implement strategies to grow revenue (either organically or through acquisitions). Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

•	Companies with the Ability to Participate in the Growth of Mongolia. According to figures published by the Mongolian government and certain Mongolian banks, and based on research conducted by our management, the Mongolian economy is growing rapidly, led by expansion of the mining sector across a variety of minerals, including coal, iron ore, copper, gold, and industrial metals. Accompanying the expansion of the mining sector is the rapid growth in transportation infrastructure and a variety of other sectors that supply and service companies involved in the extraction of minerals. We will seek businesses that are able to participate in this growing economy.
•	Companies with Strategies for Regional Expansion. Mongolia is geographically located next to China and shares a border with China’s northwestern provinces of Xinjiang, Gansu and Inner Mongolia. While the growth rate of China’s GDP in 2010 was just over 10% according to the CIA Fact Book, the GDP for certain of these provinces grew at a faster rate. For example, according to a report by Deutsche Bank Global Markets Research, the 2010 GDP for Inner Mongolia, the Chinese province with the longest contiguous border with China, was approximately 15%. Management believes that Mongolia and other countries in the Central Asian region will benefit from China’s growth environment and we will seek investment opportunities with the potential to benefit from expansion within the region.
•	Companies with Opportunity to Strengthen Management and Add Value. We will seek to acquire one or more businesses with a strong management team that provides a platform for us to further develop the acquired business’ management capabilities and leverage the experience of our officers, directors and members of our sponsor. We will place a strong emphasis on the quality of a business’ management, which we will assess as a result of direct contacts with the management as well as meetings with suppliers, customers and competitors. We believe that the operating expertise of our officers and directors is well suited to complement the target’s management team.
•	Businesses with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through increased production capacity, expense reduction and synergistic follow-on acquisitions and increased operating leverage. We will also seek businesses with the prospect for increased product margins.
•	Companies with Potential for Positive Operating Cash Flow Generation. We will seek to acquire one or more businesses that either currently have, or have the potential to generate, positive operating cash flow, as defined by generally accepted accounting principles in the United States. We will focus on one or more businesses that have predictable revenue streams and definable working capital and capital expenditure requirements. We also may seek to prudently leverage this cash flow in order to enhance shareholder value.
•	Businesses with a Proven Business Model. We will seek to acquire one of more businesses that have demonstrated an ability to implement a successful business model in Mongolia. However, Mongolia is a developing economy and many businesses have only recently been established or may have not had sufficient time to prove their business model. As such, it may be challenging to find and acquire a business with a proven business model.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our management team has a broad range of operational experience across a variety of sectors. Mr. Lee Kraus, our Chief Executive Officer and Chairman, founded Composite Capital Advisors, LLC (an affiliate of Composite Capital, LLC), a natural resources financial advisory firm focused principally on clients’ activities in Central Asia, including Kazakhstan and Uzbekistan, served as interim chief operating officer of Max Petroleum, Plc, an exploration and production company with assets in Kazakhstan and listed on the London Stock Exchange and the Frankfurt Stock Exchange, and worked in the Natural Resources group at Dresdner Kleinwort focusing on mergers and acquisitions. Mr. Kraus also was involved in restructuring, privatizing and financing natural resources companies in the former Soviet Union and in Eastern Europe through his work at Lazard Frères & Co. and in Morgan Stanley’s Natural Resources group. Our management team also has significant expertise in equity investing within a broad range of subsectors across natural resources, including oil and gas exploration, mining, oil refining and petrochemical projects. Mr. Kraus has also taken a number of private companies public through the initial public offering process. Early in his career, Mr. Kraus was an oilfield services engineer with Schlumberger and a system consulting engineer who designed control systems for refineries and chemical plants. Mr. Nicholas Edwards, our President and Chief Financial Officer, was a partner at Warburg Pincus, where he founded and was responsible for its Japanese equity business. Following the acquisition of Warburg Pincus Asset Management by Credit Suisse in 2000, Mr. Edwards became the global head of its Japanese equities division. Subsequently, he founded Nicholas Edwards Investments, Japan, a Japan-focused investment management company.

Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that we believe will serve as a useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, financing and selling businesses;
•	reputation for integrity and fair dealing with sellers, capital providers and target management teams;
•	significant experience as advisors on transactions;
•	experience in executing transactions under varying economic and financial market conditions;
•	experience in operating in developing environments around the world; and
•	knowledge of the natural resources sector including oil and gas, refining and marketing, pipelines, mining, precious metals, agriculture, and chemicals.

This network has provided our management team with a flow of referrals that have resulted in numerous transactions. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Certain members of our management team have spent the last few years working with Asia-based businesses and have developed a wide network of professional services contacts and business relationships in that region.

Certain members of our sponsor will assist us in identifying potential acquisition targets and consummating our initial business combination. Messrs. Kraus and Edwards have substantial knowledge of, and contacts in, Mongolia and we expect that they will identify appropriate targets for our initial business combination. Once they have identified appropriate targets, we expect that Mr. Ireland, who is chief executive officer of Geologic Resource Partners LLC, a member of our sponsor, will assist us in our due diligence review of our acquisition targets. Messrs. Kraus and Ireland have significant experience in the natural resources sector and will be important in evaluating the results of any studies or analyses of reserves for targets in the natural resources or related sectors. We believe the experience and insight of the foregoing persons will enable us to identify and consummate an initial business combination.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that our initial business combination is fair to our shareholders from a financial point of view.

Each of our officers has agreed that until the earliest of our initial business combination, our redemption of our public shares if we fail to complete our initial business combination within 24 months from the closing of this offering or such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $60,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. If any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. For example, Messrs. Kraus and Edwards may present to Blue Wolf Fund L.P. or Composite Capital, LLC suitable opportunities in Central Asia and Mongolia with an aggregate value of less than $60,000,000 before they may present such opportunities to us. Our officers have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering. For additional information regarding possible conflicts of interests for our officers or directors, please see “Management — Conflicts of Interest”.

Competitive Strengths

We believe our specific competitive strengths to be the following:

•	Status as a public company. We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the seller. Although there are various costs and obligations associated with being a public company, and some target businesses may consider our status as a blank check company to be a deterrent, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts, as well as listing on a stock exchange, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

•	Financial and business experience. Financial, business and consulting services in Mongolia are at an early stage of development. Our officers and directors have significant portfolio management, due diligence, financial structuring, natural resources and operational expertise which they can provide to a target business. In addition, certain of our officers and directors have traveled extensively in Mongolia and are familiar with many of the businesses and senior governmental and regulatory personnel in the country.
•	Financial position. With funds available for our initial business combination initially in the amount of $67,900,000 after payment of $2,100,000 of deferred underwriting fees (or $67,585,000 after payment of $2,415,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and it may not be available to us.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications, evaluations or discussions between any of our officers, directors or our sponsor and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the NASDAQ Capital Market, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our shareholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of our initial business combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Fair market value of target business or businesses

The target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (excluding taxes) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA or a body of equivalent status in a non-US jurisdiction with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business combination as not all business combinations require shareholder approval under applicable state law.

However, we will seek shareholder approval, if it is required by law or the NASDAQ Capital Market, or we may decide to seek shareholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether we expect shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, our memorandum and articles of association will permit the release to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (1,050,000 shares, or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases. If the conditions of Rule 10b-18, as in effect at the time we wish to make such purchases, are not satisfied, it is likely that we will not make such purchases. Any purchases we make will be at prices (inclusive of commissions) not to exceed the per-share amount then held in the trust account ($10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). We can purchase any or all of the 1,050,000 shares (or 1,207,500 shares if the underwriters’ over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased. Purchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled. Such open market purchases, if any, would be conducted by us to minimize any disparity between the then current market price of our ordinary shares and the per-share amount held in the trust account. A market price below the per-share trust amount could provide an incentive for purchasers to buy our shares after the filing of our preliminary proxy statement at a discount to the per-share amount held in the trust account for the sole purpose of voting against our initial business combination and exercising redemption rights for the full per-share amount held in the trust account. Such trading activity could enable such investors to block our initial business combination by making it difficult for us to obtain the approval of such business combination by the vote of a majority of our outstanding ordinary shares that are voted.

In addition, in the event we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares effective as of the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsor, directors, officers, advisors or their affiliates also may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining shareholder approval of the business combination or (ii), where the purchases are made by our sponsor, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;
•	because the shareholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or taxes payable, our remaining shareholders may bear the entire payment of such deferred commissions and taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 24 months from the closing of this offering). That is, if we seek shareholder approval of our initial business combination, the redemption price per share payable to public shareholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated or market transactions, and shareholders who do not elect to have their shares redeemed and remain our shareholders after the business combination will bear the economic burden of the deferred commissions and taxes payable because such amounts will be payable by us; and
•	the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their shares purchased by us at a premium.

Our sponsor, officers, directors and/or their affiliates anticipate that they will identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of tender offer materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsor, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our sponsor has agreed to waive its right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period

Manner of Conducting Redemptions

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, if a shareholder vote is not required by law or the NASDAQ Capital Market and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association:

•	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
•	file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with any such tender offer.

If, however, shareholder approval of the transaction is required by law or the NASDAQ Capital Market, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.

If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination.

Many blank check companies would not be able to consummate our initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with our initial business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. We will resolve any disputes relating to whether a public shareholder is acting in concert or as a “group” either by requiring certifications under the penalty of perjury to such effect by public shareholders or via adjudication in court.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents or proxy materials mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 24 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

The redemption will trigger automatic distribution procedures and any subsequent necessary action by us in the discretion of our directors, resulting in our voluntary liquidation and subsequent dissolution. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a BVI newspaper, and taking any other steps he considers appropriate to identify the company’s creditors, after which our assets would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must complete his statement of account and make a notificational filing with the Registrar. We would be dissolved once the Registrar issues a Certificate of Dissolution.

We will instruct the trustee to distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to our public shareholders. Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within the applicable period from the closing of this offering. However, if our sponsor, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination within the 24 month time period. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an amount of up to $50,000 of such accrued interest to pay those costs and expenses. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the liquidation amounts payable to them.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00 (or approximately $9.97 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of any taxes payable).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Messrs. Kraus and Edwards have agreed that they will be severally liable to us up to 50% each, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Kraus and Edwards will not be responsible to the extent of any liability for such third party claims. However, Messrs. Kraus and Edwards may not be able to satisfy those obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, our existing shareholders may not able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full) and any member of our sponsor asserts that he is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such member of our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against such member of our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that Messrs. Kraus and Edwards will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Messrs. Kraus and Edwards will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $775,000 from the proceeds of this offering, and up to $800,000 subject to adjustment in the event the size of the offering changes as a result of the underwriters’ exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, in interest income on the balance of the trust account (net of taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). Based upon the current interest rate environment, we believe the proceeds placed in the trust account will produce approximately $280,000 in interest income over our up to 24 month term of the trust account; however, we can provide no assurance as to this amount. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds from the $775,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

If the Company is deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the BVI Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands courts for an order setting aside that payment or transaction in whole or in part.

Additionally, if the company enters insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account you may not be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares in connection with an initial business combination that we consummate. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate our Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering. Such purchases would be at prices not to exceed the per-share amount then held in the trust account (which is initially anticipated to be $10.00 per share or approximately $9.97 per share if the underwriters’ over-allotment option is exercised in full). In addition, if we seek shareholder approval of our initial business combination, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. There is no limit to the prices that we or our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less up to $50,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate our Initial Business Combination
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining shareholders following our initial business combination, who will bear the burden of the deferred underwriting commissions and taxes payable. If we make these purchases using funds released to us from the trust account following consummation of our initial business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining shareholders will also experience a reduction in book value per share to the extent of such premiums.	The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$70,000,000 of the net offering proceeds, which includes the $3,125,000 net proceeds from the sale of the sponsor warrants and $2,100,000 in deferred underwriting commissions ($2,415,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $59,535,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$70,000,000 of the net offering proceeds, which includes the $3,125,000 net proceeds from the sale of the sponsor warrants and $2,100,000 in deferred underwriting commissions ($2,415,000 if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any taxes paid or payable and then (ii) up to $800,000, subject to adjustment as described herein, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes) at the time of the agreement to enter into such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law or the NASDAQ Capital Market to hold a shareholder vote. If we are not required by law or the NASDAQ Capital Market and do not otherwise decide to hold a shareholder vote, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed business combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete our initial business combination by , 2013, 24 months from the closing of this offering, we will, as soon as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except for up to $800,000, subject to adjustment in the event the size of the offering changes as a result of the underwriters’ exercise of any portion of the over-allotment option or if we otherwise decide to change the size of this offering, of the interest income earned on the trust account (net of taxes payable) released to us to pay any taxes on such interest and to fund our working capital requirements, and any amounts necessary to purchase up to 15% of our public shares if we seek shareholder approval of our initial business combination as will be permitted under our memorandum and articles of association and the Investment Trust Management Agreement with Continental Stock Transfer & Trust Company, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of this offering and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within such 24 month period.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our memorandum and articles of association other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a shareholder vote	We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a shareholder vote to approve our initial business combination, unless shareholder approval is required by law or the NASDAQ Capital Market or we decide to seek shareholder approval for business or other legal reasons.	Many blank check companies are required to file a proxy statement with the SEC and hold a shareholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate our initial business combination if the majority of the company’s public shares voted are voted against a proposed business combination.	Our ability to consummate our initial business combination without conducting a shareholder vote in the event that a shareholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.
Required shareholder vote if we hold a shareholder vote	If we seek shareholder approval in conjunction with the consummation of our initial business combination, a majority of all shares voted that are entitled to vote are required to approve the business combination.	Many blank check companies require that majority of the public shares that are voted and entitled to vote approve the business combination.	Our ability to consummate our initial business combination by allowing all of our shareholders to vote in connection with our business combination will increase the likelihood that we will be able to complete our initial business combination.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to vote against a business combination in order to redeem	If we seek shareholder approval in conjunction with the consummation of our initial business combination, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	Many blank check companies require public shareholders to vote against the proposed business combination in order to redeem their shares.	The ability of our public shareholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.
Limited Redemption Rights of 10% Public Shareholders	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. However, there will be no restriction on our shareholders’ ability to vote all of their shares for or against our business combination.	Many blank check companies limit the redemption rights of 10% public shareholders and limit the voting rights of such public shareholders.	We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold	We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.	Many blank check companies are not permitted to consummate our initial business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the shareholder vote.	The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our shareholders do not agree.
Accelerated deadline to complete business combination	We will only have 24 months to complete our initial business combination.	Many blank check companies have between 24 and 36 months to complete their initial business combinations.	The 24 month deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Permitted purchases of shares by us prior to the consummation of our initial business combination using amounts held in the trust account	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, prior to the consummation of our initial business combination, there could be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the record date for the vote to be held to approve our initial business combination.	Many blank check companies are prohibited from utilizing funds from the trust account to purchase shares from public shareholders prior to the consummation of their initial business combination.	Our ability to purchase shares prior to the consummation of our initial business combination using amounts held in the trust account may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.
Minimum fair market value of target	Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding taxes) at the time of the agreement to enter into such initial business combination.	Many blank check companies are not required to consummate their initial business combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination.	The requirement of a minimum fair market value requirement in our offering may decrease the likelihood that we will be able to complete our initial business combination but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms	The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis if an exemption is available, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, and until such time as there is an effective registration statement (subject to compliance with state blue sky laws).	The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination (subject to compliance with state blue sky laws).	The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights and the number of our outstanding warrants and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at Two Soundview Drive, Greenwich, Connecticut 06830. The cost for this space is included in the $10,000 per month fee that we pay our sponsor or an affiliate of our sponsor for office space, utilities and secretarial and administrative services. We believe, based on rents and fees for similar services in the New York area that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending February 28, 2012 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Lee Kraus	55	Chief Executive Officer and Chairman of the Board
Nicholas Edwards	50	President, Chief Financial Officer and Director
John A. Shapiro	59	Director
George Ireland	54	Director

Lee Kraus has been our Chief Executive Officer and Chairman of the Board since inception. Mr. Kraus is co-founder of Composite Capital, LLC, an investment management and financial advisory firm with a particular focus on the natural resources sector. In February 2007, he founded the predecessor firm to Composite Capital Advisors, LLC (an affiliate of Composite Capital, LLC), a natural resources financial advisory firm focused principally on activities in Central Asia, including Kazakhstan and Uzbekistan. In February 2011, Mr. Kraus co-founded Blue Wolf Fund L.P., a Cayman Islands exempted limited partnership which makes private and public equity investments in Asia, including Mongolia. All investment decisions of Blue Wolf Fund L.P. are made by Composite Capital, LLC. In March 2011, he co-founded Blue Wolf MHC Ltd., our sponsor, and has served as a director since inception. In Mr. Kraus has in-depth experience in the natural resources area, and has been actively involved in mergers and acquisitions, restructurings, and debt and equity capital raising for this class of assets on a global basis for three decades. Since June 2007, Mr. Kraus has served as a director of Max Petroleum, Plc, or Max, an exploration and production company with assets in Kazakhstan and listed on the London Stock Exchange and the Frankfurt Stock Exchange. From September 2007 to January 2008, Mr. Kraus also served as interim Chief Operating Officer of Max. Mr. Kraus is also a member of the board of directors of Duraseal Holding S.r.l., a nanotechnology-based coatings company focused on the oil and gas, aerospace and automotive sectors. From January 2005 until January 2007, Mr. Kraus served as Managing Director and Head of Natural Resources at Dresdner Kleinwort. From 2000 through 2004, he was involved as a venture investor in software startups. From 1991 to 2000, Mr. Kraus worked at Lazard Frères & Co. in mergers and acquisitions. From 1998 to 2000, Mr. Kraus was a Managing Director and served on the Board of Directors of Lazard Moscow. From 1984 to 1991, Mr. Kraus was in Morgan Stanley’s Natural Resources Group. He also served as a field engineer with Schlumberger in Venezuela and as a systems design consulting engineer on refining and petrochemicals projects before studying for his MBA. He received his Bachelors degree in Electrical Engineering from Stanford University and his Masters of Business Administration from the University of Chicago.

Nicholas Edwards has been our President, Chief Financial Officer and a Director since inception. Mr. Edwards is co-founder of Composite Capital LLC, an investment management and financial advisory firm with a particular focus on the natural resources sector. In February 2011, he co-founded Blue Wolf Fund L.P., a Cayman Islands exempted limited partnership which makes private and public equity investments in Asia, including Mongolia. All investment decisions of Blue Wolf Fund L.P. are made by Composite Capital, LLC. In March 2011, Mr. Edwards co-founded Blue Wolf MHC Ltd., our sponsor, and has served as a director since inception. Since 2003, Mr. Edwards has been the Managing Partner of Nicholas Edwards Investments LLC, a Japan-focused investment management company. From 1995 until 2001, Mr. Edwards was the partner in charge of the Japanese equity business at Warburg Pincus and opened Warburg Pincus’ Tokyo office in 1996. Subsequently, he founded Nicholas Edwards Investments, Japan, a Japan-focused investment management company. At Warburg Pincus, Mr. Edwards’s other areas of responsibility included the firm’s technology investments elsewhere in Asia, specifically in Taiwan, Korea, and Thailand, and mining investments in Latin America, specifically in Mexico, Chile and Peru. From July 1991 until July 1995, Mr. Edwards worked as a portfolio manager in

Jardine Fleming in Tokyo. From January 1989 to June 1991, he worked at Robert Fleming in New York, where he ran the Japan equity research sales desk, including the specialist smaller company mandates and the Japan Technology Fund. From July 1984 to January 1989, Mr. Edwards worked as an analyst covering a variety of sectors, including technology and basic raw materials, at Jardine Fleming in Tokyo. He received a First Class Honors degree in Oriental Studies from Oxford University and his Masters degree equivalent from Hiroshima University. Mr. Edwards is fluent in English, Japanese, French and Spanish.

John A. Shapiro has served as a Director since April 2011. Mr. Shapiro has served as a director of Blueknight Energy Partners, L.P., a service provider for companies engaged in the production, distribution and marketing of crude oil and asphalt product, since November 2009. He retired as an officer at Morgan Stanley & Co. in 2008 where he had served for more than 24 years in various capacities, most recently as Global Head of Commodities. While an officer at Morgan Stanley, Mr. Shapiro participated in the successful acquisitions of TransMontaigne Inc. and Heidmar Inc. and served as a member of the board of directors of both companies. Prior to joining Morgan Stanley & Co., Mr. Shapiro worked for Conoco, Inc. and New England Merchants National Bank. Mr. Shapiro has been a lecturer at Princeton University, Harvard University School of Government, HEC Business School (Paris, France) and Oxford University Energy Program (Oxford, UK). In addition, he serves on the board of directors of Citymeals-on-Wheels and holds an MBA from Harvard University and a Bachelors degree in Economics from Princeton University.

George Ireland has served as a Director since May 2011. Mr. Ireland is the Chief Executive Officer and Managing Member of Geologic Resource Partners, LLC and Portfolio Manager of the associated Geologic Resource Funds. Mr. Ireland has over 30 years of experience in most aspects of the mining sector, ranging from field geology to banking and venture capital. Mr. Ireland founded Geologic Resource Partners LLC in 2004. From 2000 to 2004, he was the general partner of Ring Partners, LP, an investment partnership that later merged with the Geologic Resource Fund. From 1991 to 2000, he was an analyst for Knott Partners LP. Mr. Ireland graduated from Phillips Academy and the University of Michigan with a Bachelors degree from the School of Natural Resources. Mr. Ireland also serves on the board of directors of Kiska Metals Corporation (TSX.V: KSK), a mineral exploration company primarily engaged in the exploration and development of mineral properties primarily in the United States and Canada, and Merrill & Ring Inc., a private timber company in the United States. Mr. Ireland served as a director of Uranium Resources, Inc. from 1995 to 2008.

Officer and Director Qualifications

Our officers and board of directors are composed of a diverse group of leaders in their respective fields. Many of the current officers or directors have senior leadership experience at domestic and international companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. All of our officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, our officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business combinations.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members described below, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating our initial business combination.

Lee Kraus

We believe Mr. Kraus is well qualified to serve as our Chief Executive Officer and Chairman of the Board due to his public company experience as well as his experience in operations, financing and natural resources. We believe Mr. Kraus’s access to a network of contacts and sources, ranging from private and public company contacts, private equity groups and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Kraus’s strategic experience and background in negotiating, structuring and consummating numerous business combinations over career spanning four decades will further our purposes of consummating a business combination.

Nicolas Edwards

We believe Mr. Edwards is well-qualified to serve as our President and Chief Financial Officer due to his finance and investing experience. We believe Mr. Edwards’s access to a network of contacts and sources, ranging from private and public company contacts, private equity groups, membership in various industry associations throughout the world and investment bankers will allow us to generate attractive acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Edwards’s background in finance and investing will further our purpose of consummating our initial business combination.

John A. Shapiro

We believe Mr. Shapiro is well-qualified to serve as our Director due to his commodity and finance experience. We believe Mr. Shapiro’s access to a network of contacts and sources, ranging from private and public company contacts, private equity groups, and investment bankers will allow us to generate attractive acquisition opportunities and identify suitable acquisition candidates. We believe Mr. Shapiro’s background in commodities, finance and investing will further our purpose of consummating our initial business combination.

George Ireland

We believe Mr. Ireland is well qualified to serve as our Director due to his public company experience as well as his experience in operations, finance and natural resources. We believe Mr. Ireland’s access to a network of contacts and sources, ranging from private and public company contacts, private equity groups and investment bankers will allow us to generate acquisition opportunities and identify suitable acquisition candidates.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Shapiro, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Ireland, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Messrs. Kraus and Edwards, will expire at the third annual meeting of shareholders. We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination, unless required by the NASDAQ Capital Market. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our memorandum and articles of association as it deems appropriate. Our memorandum and articles of association provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NASDAQ Capital Market requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Messrs. Shapiro and Ireland will be our independent directors. We intend to appoint an additional independent director to our board within one year following completion of this offering pursuant to the phase-in provisions for initial public offerings. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Executive Officer and Director Compensation

None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date that our securities are first listed on the NASDAQ Capital Market through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor, an entity controlled by our officers and directors, or an affiliate of our sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative services. This arrangement is being agreed to by our sponsor for our benefit and is not intended to provide our sponsor compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Shapiro, as chairman and Mr. Ireland. All of the members of the audit committee are independent under the NASDAQ Capital Market’s listing standards. We intend to appoint an additional independent director to the audit committee within one year following completion of this offering pursuant to the phase-in provisions for initial public offerings. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of directors who are “financially literate” as defined under the NASDAQ Capital Market listing standards. The NASDAQ Capital Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Shapiro satisfies the NASDAQ Capital Market’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Corporate Governance and Nominating Committee

Effective upon consummation of this offering, we will establish a corporate governance and nominating committee of the board of directors, which will consist of Mr. Ireland, as chairman, and Mr. Shapiro, each of whom is an independent director under the NASDAQ Capital Market’s listing standards. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The corporate governance and nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The corporate governance and nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors are required to exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies

Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Subject to the foregoing fiduciary duties or contractual obligations, certain of our officers and directors (other than our independent directors) has agreed that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, certain business opportunities with an enterprise value of $60,000,000 or more. The enterprise value of such business will be determined by our board of directors based upon standards generally accepted by the financial community. If our board is not able to independently determine whether the target business has a sufficient enterprise value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors. Even if such opinion is obtained, shareholders may not be permitted to rely on such opinion.

If any of our officers or directors becomes aware of our initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. Due to such existing fiduciary duties, Messrs. Kraus and Edwards may present to Blue Wolf Fund L.P. or Composite Capital, LLC suitable opportunities in Central Asia and Mongolia with an aggregate value of less than $60,000,000 before they may present such opportunities to us. Blue Wolf Fund L.P. is a Cayman Islands exempted limited partnership which makes private and public equity investments in Asia, including Mongolia. All investment decisions of Blue Wolf Fund L.P. are made by Composite Capital, LLC, which is owned by Messrs. Kraus and Edwards. Blue Wolf Fund L.P. and Composite Capital, LLC have each granted us a right of first refusal for any investment in excess of $60,000,000. In addition, Mr. Kraus is a member of the board of directors of Max Petroleum, Plc, an exploration and production company with assets in Kazakhstan, and would be required to present suitable opportunities in Kazakhstan to Max Petroleum, Plc before presenting them to us. Mr. Kraus is also a member of the board of directors of Duraseal Holding S.r.l., a manufacturer of pipe coatings, and would be required to present suitable opportunities relating to such business before presenting them to us. Mr. Shapiro is a member of the board of directors of Blueknight Energy Partners, L.P., a service provider for companies engaged in the production, distribution and marketing of crude oil and asphalt product, and would be required to present suitable opportunities in such business to Blueknight Energy Partners, L.P. before presenting them to us. Mr. Ireland is the Chief Executive Officer and Managing Member of Geologic Resource Partners, LLC and Portfolio Manager of the associated Geologic Resource Funds and would be required to present suitable opportunities relating to those funds before presenting them to us. Mr. Ireland is also a member on the board of directors of Kiska Metals Corporation, a mineral exploration company primarily engaged in exploration in the United States and Canada, and Merrill & Ring Inc., a private timber company in the United States and would be required to present suitable opportunities relating to such business to those companies before presenting them to us. Other than the foregoing, none of our officers or directors currently has fiduciary duties that may take priority over their duties to us.

Below is a table summarizing the companies to which our directors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Lee Kraus	Composite Capital, LLC/Blue Wolf Fund L.P.	Managing Partner
	Duraseal Holding S.r.l.	Board member
	Max Petroleum plc	Board member
Nicholas Edwards	Composite Capital, LLC/Blue Wolf Fund L.P.	Managing Partner
John A. Shapiro	Blueknight Energy Partners, L.P.	Board member
George Ireland	Geologic Resource Partners, LLC	Chief Executive Officer/Managing Member
	Kiska Metals Corporation	Board member
	Merrill & Ring Inc.	Board member

We do not believe that any of the foregoing pre-existing fiduciary duties will materially undermine our ability to consummate our initial business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

Each of our executive officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that is not limited to a particular industry until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors are required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”
•	Our sponsor purchased founder shares prior to the date of this prospectus and our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. With certain limited exceptions, the sponsor warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since each of Messrs. Kraus and Edwards will indirectly own ordinary shares or warrants through our sponsor, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our shareholders from a financial point of view. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation (including the issuance of stock and/or options) prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

The above mentioned conflicts may not be resolved in our favor.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers, directors and director nominees that beneficially owns ordinary shares; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Approximate Percentage of Outstanding Ordinary shares
			Before Offering	After Offering(2)
Blue Wolf MHC Ltd. (our sponsor)	2,012,500	(3)	100.0%	20.0%
Lee Kraus	2,012,500	(3)(4)	100.0%	20.0%
Nicholas Edwards	2,012,500	(3)(4)	100.0%	20.0%
Composite Capital, LLC	1,417,500	(4)	70.4%	14.1%
John A. Shapiro	__		*	*
George Ireland	525,000	(5)	26.1%	5.2%
Geologic Resource Partners, LLC	525,000	(5)	26.1%	5.2%
All directors and executive officers as a group (four individuals)	2,012,500		100.0%	20.0%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following is Two Sound View Drive, Greenwich, Connecticut 06830.
(2)	Assumes full exercise of the underwriters over-allotment option and no forfeiture of the founder shares.
(3)	These shares represent one hundred percent of our ordinary shares held by our sponsor. Each of Messrs. Kraus and Edwards are directors of our sponsor. Each director of our sponsor disclaims beneficial ownership of these shares except to the extent of his or its pecuniary interest therein.
(4)	Messrs. Kraus and Edwards each own 50% of Composite Capital, LLC. As a result, they may each be deemed to be beneficial owners of 50% of the shares deemed to be beneficially owned by Composite Capital, LLC. Each of Messrs. Kraus and Edwards disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(5)	These shares represent an indirect interest in the ordinary shares held by our sponsor. Mr. Ireland controls Geologic Resource Partners, LLC and has voting and investment control over these shares.

In March 2011, our sponsor purchased 2,012,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.012 per share.

Immediately after this offering (with or without the exercise of the underwriters’ over-allotment option), our sponsor will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earn out shares, as described in this prospectus).

Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 262,500 founder shares held by our sponsor will be subject to forfeiture. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our sponsor’s 20.0% ownership interest in our ordinary shares on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination. The founder earn out shares are subject to transfer restrictions described below.

Members of our sponsor have committed to purchase an aggregate of 4,166,167 sponsor warrants at a price of $0.75 per warrant ($3,125,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one ordinary share at $12.00 per share. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by members of our sponsor or their permitted transferees. If the sponsor warrants are held by holders other than our sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants also may be exercised by our sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Blue Wolf MHC Ltd., our sponsor, and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Sponsor Warrants

The founder shares, sponsor warrants and any ordinary shares and warrants purchased in this offering or issued upon exercise of the sponsor warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us to be entered into by our sponsor, each of the members of our sponsor and each of our officers and directors. Those lock-up provisions (excluding the founder earn out shares) provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the sponsor warrants and the respective ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination, except in the case of both (i) and (ii) (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) by gift to a member of one of the members of our sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our sponsor’s immediate family, an affiliate of our sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our consummation of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that in the case of each of clauses (a) through (e), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, notwithstanding our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

Registration Rights

The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans will have registration rights that require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These shareholders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial business combination and (2) the date on which when we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the sponsor warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In March 2011, we issued an aggregate of 2,012,500 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.012 per share. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed, pursuant to a written agreement with us, that it will forfeit up to an aggregate of 262,500 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination. Any forfeiture of shares will be effected by our redeeming such shares from the sponsor for nominal consideration pursuant to the provisions of the insider letter entered into between us, the sponsor and the representative of the underwriters prior to the consummation of this offering. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury share and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares of approximately $7,352.94. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury share and a corresponding charge to additional paid-in capital.

Members of our sponsor have committed to purchase an aggregate of 4,166,167 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one ordinary share at $12.00 per share. The sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

Each of Messrs. Kraus and Edwards is a member of Blue Wolf MHC Ltd., our sponsor. Mr. Ireland is the chief executive officer and managing member of Geologic Resource Partners, LLC, which is a member of our sponsor. Each of our officers and directors (other than our independent directors) has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $60,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors (other than our independent directors) becomes aware of our initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. With the exception of Messrs. Kraus and Edwards, respectively, none of our officers or directors currently has fiduciary duties or contractual obligations that may take priority over their duties to us.

Blue Wolf MHC Ltd., our sponsor, an entity controlled by our officers and directors, has agreed, from the date that our securities are first listed on the NASDAQ Capital Market through the earlier of our consummation of our initial business combination and our liquidation, to make available to us office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay our sponsor or an affiliate of our sponsor $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide our sponsor with compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to Blue Wolf MHC Ltd, our sponsor, or an affiliate of our sponsor, and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

As of the date of this prospectus, our sponsor has also advanced to us an aggregate of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2011 and the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that our initial business combination is fair to our shareholders from a financial point of view.

We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a BVI business company (company number 1637055) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Deutsche Bank Securities Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary shares

As of the date of this prospectus, there were 2,012,500 ordinary shares outstanding, all of which were held of record by our sponsor. This includes an aggregate of 262,500 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full so that our sponsor will own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and they are not required to forfeit their founder earn out shares, as described in this prospectus). Each of our officers and directors are members of our sponsor. Upon closing of this offering, 8,750,000 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy will have one vote for each ordinary share in which such ordinary shareholder is the holder. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% of our issued and outstanding ordinary shares. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Following the consummation of our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders who being so entitled attend and vote at the general meeting or by resolution of the directors. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Our memorandum and articles of association will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.00 per share, or approximately $9.97 per public share if the underwriters’ over-allotment option is exercised in full. Our sponsor has agreed to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law or the NASDAQ Capital Market and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law or the NASDAQ Capital Market, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the general meeting are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if held, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval in connection with our initial business combination, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account will be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up. Our sponsor has agreed to waive its right to receive liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our sponsor has agreed (A) to waive its redemption rights with respect to its founder shares and public shares in connection with the consummation of our initial business combination and (B) to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our sponsor until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination. Any forfeiture of shares will be effected by our redeeming such shares from the sponsor for nominal consideration pursuant to the provisions of the insider letter entered into between us, the sponsor and the representative of the underwriters prior to the consummation of this offering. In addition, notwithstanding our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

Preferred shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the completion of our initial business combination. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to issue any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part, or a new registration statement, for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the ordinary shares issuable upon exercise of the warrants, to the extent an exemption is not available. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the ordinary shares issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

If any such post-effective amendment or registration statement has not been declared effective by the 60th business day following the closing of our initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of our initial business combination and ending upon such post-effective amendment or registration statement being declared effective by the SEC, and during any other period when we will fail to have maintained an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis,” by exchanging the warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the warrant exercise price and the fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, members of our sponsor and their permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if less than 70% of the consideration receivable by the holders of ordinary shares in the applicable event is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or on the OTC Bulletin Board, or is to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Sponsor Warrants

The sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Sponsor Warrants,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by members of the sponsor or their permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than members of the sponsor or their permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The price of the sponsor warrants was determined in negotiations between the sponsor and the underwriter for this offering, with reference to the prices paid by sponsors for such warrants in special purpose acquisition companies which have recently consummated their initial public offerings.

If holders of the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following our initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Members of our sponsor have agreed (except with respect to permitted transferees) not to transfer, assign or sell any of the sponsor warrants (including the ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Sponsor Warrants,” transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor. In addition, notwithstanding the members of our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described in this prospectus, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our sponsor’s ownership at 20.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Memorandum and Articles of Association

Our memorandum and articles of association became effective under the laws of the British Virgin Islands on March 11, 2011. As set forth in the memorandum of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our ordinary shareholders prior to the consummation of our initial business combination. These provisions cannot be amended without the approval of 65% of the votes of all issued and outstanding ordinary shares in the company. Our sponsor, who will beneficially own 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering. Our sponsor has agreed to waive any redemption rights with respect to any founder shares and any public shares it may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.

Specifically, our memorandum and articles of association provide, among other things, that:

•	If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.; and
•	except in connection with the consummation of our initial business combination, prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;
•	although we do not intend to enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such our initial business combination is fair to our shareholders from a financial point of view;
•	if a shareholder vote on our initial business combination is not required by law or the NASDAQ Capital Market and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;
•	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or
•	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our memorandum and articles of association.

Variation of Rights of Shares

As permitted by the Companies Act and our memorandum of association, we may vary the rights attached to any class of shares only with the consent of not less than 65% of the votes of all issued and outstanding shares, in the case of the ordinary shares prior to our initial business combination and a majority of the votes of shareholders who being so entitled attend and vote at the general meeting following our initial business combination, or 50% in the case of the preferred shares of the votes of shareholders who being so entitled attend and vote at a meeting of such class, except where a greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of certain other provisions of the Companies Act and British Virgin Islands law also follows.

We cannot predict whether British Virgin Islands courts would reach the same conclusions based on a particular set of facts as the U.S. courts would be expected to reach. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act together with the provisions of our memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:

•

Under our memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.

        •

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

Shareholders’ Voting Rights
• Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•

Quorum is fixed by our memorandum and articles of association, to consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon

•

For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

British Virgin Islands	Delaware

•

Under our memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

• For non-stock companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum

•

Changes in the rights attaching to shares as set forth in the memorandum and articles of association require approval of not less than 65% of the votes of all issued and outstanding shares, prior to the consummation of our initial business combination and a majority of the votes of shareholders who being so entitled attend and vote at the general meeting following the consummation of our initial business combination, in the case of the ordinary shares, or 50% in the case of the preferred shares of the votes of shareholders who being so entitled attend and vote at a meeting of such class, except where a greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.

• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
• The memorandum and articles of association do not provide for cumulative voting in the election of directors	• The memorandum and articles of association may provide for cumulative voting

British Virgin Islands	Delaware

•

If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who being so entitled attend and vote at the general meeting

• Approval of our initial business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity

•

All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. Our memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.

Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors	• Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter

•

Directors are appointed for three year staggered terms by the shareholders (as described under “Directors” below). However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

• Directors do not have to be independent	• Directors do not have to be independent
Fiduciary Duties
• Directors and officers owe fiduciary duties at both common law and under statute as follows:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

British Virgin Islands	Delaware
• Duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

• Duty to exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation:
(a) the nature of the company;
(b) the nature of the decision; and
(c) the position of the director and the nature of the responsibilities undertaken by him.

•

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, discloses the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

•

Pursuant to the Companies Act, the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

British Virgin Islands	Delaware
• vote on a matter relating to the transaction;
• attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
• sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.
Shareholders’ Derivative Actions
Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

• the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
• it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.	• Such action shall not be dismissed or compromised without the approval of the Chancery Court.
When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
• whether the shareholder is acting in good faith;

•

If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.

• whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;
• whether the action is likely to succeed;
• the costs of the proceedings in relation to the relief likely to be obtained; and

British Virgin Islands	Delaware
• whether another alternative remedy to the derivative action is available.

As noted above, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the amended memorandum and articles of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgement, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme or arrangement in accordance with the Companies Act. The convening of the necessary shareholders meetings and subsequently the arrangement must be sanctioned by the British Virgin Islands Court. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses.  Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Directors:  Our directors are appointed by our shareholders and are subject to rotational retirement every three years. The initial terms of office of the Class I, Class II and Class III directors have been staggered over a period of three years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors.

Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Indemnification of Directors:  Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest.  As noted in the table above, pursuant to the Companies Act and the company’s memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;
(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
(c)	sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.  Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
•	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•	whether the shareholder is acting in good faith;

•	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
•	whether the action is likely to proceed;
•	the costs of the proceedings; and
•	whether an alternative remedy is available.

Any member of a company may apply to BVI court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition:  Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions:  As permitted by the Companies Act and our memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NASDAQ Capital Market or any other stock exchange on which our securities are listed.

Dividends:  Subject to the Companies Act and our memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings:  There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders:  Under our memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c)upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares:  Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve.

Inspection of Books and Records:  Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of a company is entitled, on giving written notice to the company, to inspect:

(a)	the memorandum and articles;
(b)	the register of members;
(c)	the register of directors; and
(d)	the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the memorandum and articles, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up:  As permitted by the Companies Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 262,500 founder shares held by our sponsor) we will have 8,750,000 ordinary shares outstanding. Of these shares, the 7,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,750,000 shares and all 4,166,667 sponsor warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three- month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding, which will equal 87,500 shares immediately after this offering (or 100,625 if the underwriters exercise their over-allotment option); or
•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, sponsor warrants and warrants that may be issued upon conversion of working capital loans (and any ordinary shares issuable upon the exercise of the sponsor warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial business combination or (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the sponsor warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, members of our sponsor have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial business combination. In addition, notwithstanding our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, ordinary shares and warrants on the NASDAQ Capital Market under the symbols “MNGLU,” “MNGL,” and “MNGLW,” respectively. We anticipate that our units will be listed on the NASDAQ Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on the NASDAQ Capital Market.

TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders (who are not tax resident in the British Virgin Islands).

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

Subject to the payment of stamp duty on any acquisition of real property in the British Virgin Islands by us (and in respect of certain transactions in respect of the shares, debt obligations or other securities of incorporated companies owning real property in the British Virgin Islands), all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

The following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities issued pursuant to this offering. Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the warrant that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, under tax law currently in effect, for taxable years beginning before January 1, 2013, dividends will be taxed at the lower applicable long-term capital gains rate (see “—Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “—Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants which, in general, would include a redemption of warrants or ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an in initial business combination within the required time period, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “—Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. Among such limitations is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical shares or securities. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “—Taxation on the Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “—Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules as discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Additional Taxes After 2012; Sunset of Reduced Rate Provisions

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Several of the tax considerations in this discussion are subject to sunset provisions. These sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions in the Code that are currently applicable will revert back to earlier versions of such provisions. As a result, the federal income tax rates applicable to ordinary income, long-term capital gain and qualified dividend income for taxpayers taxed at individual rates will increase beginning January 1, 2013, absent congressional action. Consequently, prospective investors should consult their own tax advisors regarding the effect of sunset provisions on an investment of our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending February 28, 2012. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending February 28, 2012. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending February 28, 2012. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending February 28, 2012 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holders gain on the sale or other disposition of our ordinary shares and warrants.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder, subject to certain exceptions, and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares or securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Recently enacted legislation imposes withholding at a rate of 30% on payments to certain foreign entities after December 31, 2012, on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE
ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits found there:

•	political and economic stability;
•	an effective and sophisticated judicial system with a dedicated Commercial Court;
•	tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•	commitment of the BVI to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);
•	the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and
•	confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
•	BVI companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a BVI business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	is final and for a liquidated sum;
•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;
•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our assets to our public shareholders on a pari passu basis.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Messrs. Kraus and Edwards have agreed that they will be severally liable to us up to 50% each, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.00 per share (or $9.97 if the over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether such persons have sufficient funds to satisfy their indemnity obligations and, therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of our existing shareholders having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our sponsor has agreed to waive its redemption rights with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if any of our sponsor, officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, Messrs. Kraus and Edwards have agreed to indemnify us, on a pro-rata basis, respectively, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands courts for an order setting aside that payment or transaction in whole or in part.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
Deutsche Bank Securities Inc.
Odeon Capital Group
Total	7,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 7,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsor of an aggregate of 4,166,667 warrants at a purchase price of $0.75 per warrant in an insider private placement immediately prior to the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 7,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $    per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $    per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 1,050,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 5.5% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$70,000,000	$80,500,000
Underwriting discount(1)	$0.25	$1,750,000	$2,012,500
Deferred underwriting discount(1)	$0.30	$2,100,000	$2,415,000
Proceeds before expenses(2)	$9.45	$66,150,000	$76,072,500

(1)	The underwriters have agreed to defer $2,100,000, or $2,415,000 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.0% of the gross proceeds of the units being offered to the public, until the consummation of our initial business combination. Upon the consummation of our initial business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. No discounts or commissions will be paid on the sale of the sponsor warrants.
(2)	The offering expenses are estimated at $600,000, which are not reflected in the preceding table.

Our sponsor has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the founder shares until the earlier of (i) one year after the completion of our initial business combination and (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, members of our sponsor have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) until 30 days after the completion of our initial business combination. In addition, notwithstanding our sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the lock up periods described above, our sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in this offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on the NASDAQ Capital Market or otherwise.

Additionally, the representative, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless the FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Pursuant to a letter agreement, the purchasers of the sponsor warrants have agreed that such sponsor warrants will not be sold or transferred by them (except to certain permitted transferees) until 30 days following completion of our initial business combination.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

SELLING RESTRICTIONS

China

This prospectus may not be circulated or distributed in the People’s Republic of China (China) and the securities may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz – WpPG). The offer and solicitation of securities to the public in German requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht – BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the WpPG. This prospectus and any other document relating to the securities, as well as any information contained therein, must not be supplied to the public in Germany or used in connection with any offer for subscription of the securities to the public in Germany, any public marketing of the securities or any public solicitation for offers to subscribe for or otherwise acquire the securities. The prospectus and other offering materials relating to the offer of securities are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 250 million, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the

Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

India

This document has not been and will not be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. This document and this offering of securities are not and should not be construed as an invitation, offer or sale of any securities to the public in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the securities have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the securities is calculated to result, directly or indirectly, in the securities becoming available for subscription or purchase by persons other than those receiving the invitation or offer.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (SFA) and accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(2)	where no consideration is given for the transfer; or
(3)	by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of Blue Wolf Mongolia Holdings Corp. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be disturbed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of Blue Wolf Mongolia Holdings Corp. in Switzerland.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Walkers, Tortola, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. In connection with this offering Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Blue Wolf Mongolia Holdings Corp. (a company in the development stage) as of April 1, 2011 and for the period March 11, 2011 (date of inception) through April 1, 2011, have been included herein in reliance upon the report of Rothstein Kass & Company P.C., independent registered public accounting firm, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
Blue Wolf Mongolia Holdings Corp.

We have audited the accompanying balance sheet of Blue Wolf Mongolia Holdings Corp. (a company in the development stage) (the “Company”) as of April 1, 2011 and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from March 11, 2011 (date of inception) to April 1, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Blue Wolf Mongolia Holdings Corp. (a company in the development stage) as of April 1, 2011 and the results of its operations and its cash flows for the period from March 11, 2011 (date of inception) to April 1, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 6, 2011

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

BALANCE SHEET

April 1, 2011

ASSETS:
Current assets:
Cash	$165,000
Deferred offering costs (Note 2)	81,500
Total assets	$246,500
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Note payable to affiliate (Note 4)	$200,000
Accrued expenses – other	5,000
Accrued offering costs	21,500
Total current liabilities	226,500
Commitment and contingencies (Notes 1, 3, 4)
Shareholder’s equity:
Ordinary shares, no par value; unlimited shares authorized; 2,012,500 issued and outstanding	25,000
Deficit accumulated during the development stage	(5,000)
Total shareholders’ equity, net	20,000
Total liabilities and shareholders’ equity	$246,500

See accompanying notes to financial statements

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from March 11, 2011 (date of inception) to April 1, 2011

Formation and operating costs	$5,000
Net loss applicable to ordinary shareholder	$(5,000)
Weighted average number of ordinary shares outstanding, basic and diluted	2,012,500
Net loss per ordinary share, basic and diluted	$(0.00)

See accompanying notes to financial statements

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from March 11, 2011 (date of inception) to April 1, 2011

	Ordinary Shares		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Sale of ordinary shares to Sponsor on March 11, 2011 at approximately $0.012 per share (Note 4)	2,012,500	$25,000	$—	$—	$25,000
Net loss				(5,000)	(5,000)
Balances as of April 1, 2011	2,012,500	$25,000	$—	$(5,000)	$20,000

See accompanying notes to financial statements

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from March 11, 2011 (date of inception) to April 1, 2011

Cash Flows from Operating Activities:
Net loss	$(5,000)
Change in operating liabilities:
Accrued expenses – other	5,000
Net cash provided by operating activities	—
Cash Flows From Financing Activities:
Deferred offering costs (Note 2)	(60,000)
Proceeds from sale of ordinary shares to Sponsor	25,000
Proceeds from note payable to affiliates	200,000
Net cash provided by financing activities	165,000
Increase in cash	165,000
Cash at beginning of period	—
Cash at end of period	$165,000
Supplemental Schedule of Non-Cash Financing Activities
Deferred offering costs included in accrued offering costs	$21,500

See accompanying notes to financial statements

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Blue Wolf Mongolia Holdings Corp. (the “Company”) was incorporated in the British Virgin Islands on March 11, 2011.

Sponsor

The Company’s sponsor is Blue Wolf MHC LTD., an exempted company incorporated in the Cayman Islands with limited liability (the “Sponsor”).

Fiscal Year End

The Company has selected February 28th as its fiscal year end.

Business Purpose

The Company was formed to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

Financing

The Company intends to finance an Initial Business Combination with proceeds from a $70,000,000 public offering (the “Public Offering” — Note 3), and a $3,125,000 private placement (Note 4).

Upon the closing of the Public Offering and the private placement, $70,000,000 (or $80,237,500 if the underwriters’ over-allotment option is exercised in full — Note 3) will be held in the Trust Account (discussed below).

Trust Account

The trust account (the “Trust Account”) will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and which invest solely in U.S. Treasuries. The funds in the Trust Account will be held in the name of Blue Wolf Mongolia Holdings Corp.

Except for a portion of the interest income that may be released to the Company to pay any taxes and to fund the Company’s working capital requirements, and any amounts necessary to purchase up to 15% of the Company’s Public Shares if the Company seeks shareholder approval of its business combination, as discussed below, none of the funds held in trust will be released from the Trust Account until the earlier of: (i) the consummation of an Initial Business Combination within 24 months from the closing of the Public Offering and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate an Initial Business Combination within the applicable period.

Business Combination

An Initial Business Combination is subject to the following size, focus and shareholder approval provisions:

Size — The prospective target business will not have a limitation to size; however, the Company will not consummate an Initial Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act of 1940.

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations - (continued)

Focus — The Company’s efforts in identifying prospective target businesses will initially be focused on businesses within Mongolia that complement the management team’s background such as in the natural resources sectors and any related sectors. The Company may, however, pursue opportunities in other business sectors or geographic regions.

Tender Offer/Shareholder Approval — The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements, or (ii) seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements and any amounts necessary to purchase up to 15% of the Public Shares sold in the Public Offering. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will consummate its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

Regardless of whether the Company holds a shareholder vote or a tender offer in connection with an Initial Business Combination, a public shareholder will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such ordinary shares will be recorded at conversion/tender value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Permitted Purchase of Public Shares — If the Company seeks shareholder approval prior to the Initial Business Combination and does not conduct redemptions pursuant to the tender offer rules, prior to the Initial Business Combination, the Company’s memorandum and articles of association will permit the release to the Company from the Trust Account amounts necessary to purchase up to 15% of the shares sold in the Public Offering. All shares so purchased by the Company will be immediately cancelled.

Liquidation — If the Company does not consummate an Initial Business Combination within 24 months from the closing of the Public Offering, the Company (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations - (continued)

aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to holders of Public Shares by way of redemption and (ii) intends to cease all operations except for the purposes of any winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands.

In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Public Offering discussed in Note 3).

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through the date the financial statements were issued relates to the Company’s formation and the Public Offering. Following such offering, the Company will not generate any operating revenues until after completion of an Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Public Offering.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of ordinary shares outstanding, plus to the extent dilutive, the incremental number of shares of ordinary shares to settle warrants held by the Sponsor (see Note 4), as calculated using the treasury stock method. During the period from inception through April 1, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies - (continued)

more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of April 1, 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended April 1, 2011. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Public Offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the Public Offering is not completed.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable to related party, approximate their carrying amount due primarily to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

Management has approved the financial statements and performed an evaluation of subsequent events through April 6, 2011, the date the financial statements were available for issuance, noting no items which require adjustment or disclosure.

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering

Public Units

The Public Offering calls for the Company to offer for sale 7,000,000 units at a price of $10.00 per unit (the “Public Units”). Each unit consists of one ordinary share of the Company, no par value (the “Public Shares”), and one warrant to purchase one ordinary share (the “Public Warrants”). The Company intends to grant the underwriters a 45-day option to purchase up to 1,050,000 additional Public Units solely to cover over-allotments, if any.

Public Warrant Terms and Conditions:

Exercise Conditions — Each Public Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $12.00 per share commencing on the later of: (i) 30 days after the consummation of an Initial Business Combination, and (ii) 12 months from the closing of the offering, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the ordinary shares issuable upon exercise of the Public Warrants and such shares are registered or qualified under the securities laws of the state of residence of the exercising holder. The Public Warrants expire five years from the date of the completion of the Company’s Initial Business Combination, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the Company’s ordinary shares exceeds $18.00 per share for any 20 trading days within a 30-trading day period. If the Public Warrants are redeemed by the Company, management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis.

Registration Risk — In accordance with a warrant agreement relating to the Public Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the ordinary shares which would be issued upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holders of such Public Warrants shall not be entitled to exercise such Public Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the Public Warrants. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Public Offering may effectively pay the full unit price solely for the ordinary shares included in the Public Units.

Accounting — Since the Company is not required to net cash settle the Public Warrants, management has determined that the Public Warrants will be recorded at fair value and classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with FASB ASC 815-40 (“Derivatives and Hedging”).

Underwriting Agreement

The Company is committed to pay an underwriting discount of 2.5% of the public unit offering price to the underwriters at the closing of the Public Offering, with an additional fee of 3.0% of the gross offering proceeds payable upon the Company’s consummation of an Initial Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions

Founder Shares — In March 2011, the Sponsor purchased 2,012,500 ordinary shares as adjusted, (the “Founder Shares”) for $25,000, or approximately $0.012 per share.

Forfeiture — The Founder Shares include 262,500 ordinary shares that are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that the Sponsor will own 20.0% of the Company’s issued and outstanding shares after the Public Offering.

Earnout Shares — In addition, a portion of the Founder Shares in an amount equal to 514,706 shares (or 591,912 shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by the Sponsor as follows: (1) 265,152 shares (or 304,924 shares if the underwriters’ over-allotment option is exercised in full) are subject to forfeiture in the event the last sales price of the Company’s shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Company’s Initial Business Combination and (2) 249,554 shares (or 286,988 shares if the underwriters’ over-allotment option is exercised in full) are subject to forfeiture in the event the last sales price of the Company’s shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Company’s Initial Business Combination.

Rights — The Founder Shares are identical to the ordinary shares included in the Public Units being sold in the Public Offering except that (i) the Founder Shares will be subject to certain transfer restrictions, as described in more detail below, and (ii) the Sponsor will agree to waive its redemption rights with respect to the Founder Shares and Public Shares it purchases in connection with the Initial Business Combination and will also waive its redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 24 months from the closing of the Public Offering.

Voting — If the Company seeks shareholder approval of its Initial Business Combination, the Sponsor will agree to vote the Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Initial Business Combination.

Liquidation — Although the Sponsor and its permitted transferees will waive their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 24 months from the closing of the Public Offering, they will be entitled to redemption rights with respect to any Public Shares they may own.

Sponsor Warrants — The Sponsor has agreed to purchase an aggregate of 4,166,667 sponsor warrants (the “Sponsor Warrants”) at $0.75 per warrant (for an aggregate purchase price of $3,125,000) from the Company on a private placement basis simultaneously with the closing of the Public Offering.

Exercise Conditions — Each Sponsor Warrant is exercisable into one ordinary share at $12.00 per share. The proceeds from the Sponsor Warrant will be added to the proceeds from the Public Offering held in the Trust Account. The Sponsor Warrants will be identical to the warrants included in the units sold in the Public Offering except that the Sponsor Warrants (i) will not be redeemable by the Company as long as they are held by the

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions - (continued)

Sponsor, members of the Sponsor or any of their permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) may be exercised for cash or on a cashless basis.

Accounting — Since the Company is not required to net-cash settle the Sponsor Warrants, management has determined that the Sponsor Warrants will be recorded at fair value and classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with FASB ASC 815-40 (“Derivatives and Hedging”).

Disposition Restrictions

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares (except in limited circumstances to permitted assigns) until the earlier of (1) one year after the completion of its Initial Business Combination and (2) the date on which the Company consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after its Initial Business Combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $11.50 for any 20 trading days within at least one 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 for any 20 trading days within at least one 30-trading day period during such Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, notwithstanding the above, the Sponsor has agreed not to transfer, sell or assign the Founder Earnout Shares (whether to a permitted transferee or otherwise) before the applicable forfeiture condition lapses. The Sponsor has agreed not to transfer, assign or sell any of the Sponsor Warrants including the ordinary shares issuable upon exercise of the sponsor warrants until 30 days after the completion of an Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Sponsor Warrants and warrants that may be issued upon conversion of working capital loans will hold registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These shareholders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, upon the earlier of (1) one year after the completion of the Company’s Initial Business Combination or (2) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s Initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Sponsor Warrants and the respective ordinary shares underlying such warrants, 30 days after the completion of the Company’s Initial Business Combination. Notwithstanding the foregoing, in the event the sales price of the Company’s shares reaches or exceeds $11.50 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up

BLUE WOLF MONGOLIA HOLDINGS CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions - (continued)

and, if the sales price of the Company’s shares reaches or exceeds $15.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, members of the Company’s Sponsor have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the Sponsor Warrants (including the ordinary shares issuable upon exercise of the Sponsor Warrants) until 30 days after the completion of the Company’s Initial Business Combination. In addition, notwithstanding the Company’s sponsor’s ability to transfer, assign or sell its founder shares to permitted transferees during the applicable Lock-Up Period, the Company’s Sponsor has agreed not to transfer, assign or sell the founder earn out shares (whether to a permitted transferee or otherwise) before the applicable forfeiture provisions with respect to such shares lapse. The Company will bear the costs and expenses of filing any such registration statements.

Administrative Services

The Company has agreed to pay up to $10,000 a month in total for office space, utilities and secretarial and administrative services to the Sponsor. Services will commence promptly after the date the Company’s securities are first listed on the NASDAQ Capital Market and will terminate upon the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Company.

Note Payable

On April 1, 2011, the Company issued an unsecured promissory note for $200,000 to Blue Wolf MHC Ltd; proceeds from the loan were used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balance of the loan is repayable on the earlier of (i) the date of the consummation of the Public Offering or (ii) December 31, 2011. The principal balance is pre-payable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the loan. The loan will be repaid upon the consummation of the Public Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5. Shareholders’ Equity

Ordinary Shares — The Company has unlimited ordinary shares authorized. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. At April 1, 2011, there were 2,012,500 ordinary shares outstanding.

Until        , 2011 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$70,000,000

Blue Wolf Mongolia Holdings Corp.

7,000,000 Units

Deutsche Bank Securities
Odeon Capital Group

Prospectus

_______ ___, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Expenses	$9,347
FINRA Expenses	8,550
Accounting fees and expenses	50,000
Blue sky services and expenses	20,000
Printing and engraving expenses	40,000
NASDAQ Capital Market expenses	50,000
Roadshow expenses	50,000
Legal fees and expenses	270,000
Miscellaneous(1)	102,103
Total	$600,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On March 11, 2011, Blue Wolf MHC Ltd., our sponsor, purchased 2,012,500 ordinary shares for an aggregate offering price of $25,000 at an average purchase price of approximately $0.012 per share. The founder shares held by our sponsor include an aggregate of 262,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. In addition, 514,706 founder shares (or 591,912 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our sponsor as follows: (1) 265,152 founder shares (or 304,924 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination and (2) 249,554 founder shares (or 286,988 founder shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our shares does not equal or exceed $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

Each of our officers and directors are members of our sponsor. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

In addition, members of our sponsor have committed to purchase from us an aggregate of 4,166,667 sponsor warrants at $0.75 per warrant (for an aggregate purchase price of $3,125,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and articles of association*
3.2	Form of Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Shares Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Form of Opinion of Walkers*
5.2	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Promissory Note, dated April 1, 2011, issued to Blue Wolf MHC Ltd.*
10.2	Form of Letter Agreement among the Registrant, Blue Wolf MHC Ltd., each of the members of Blue Wolf MHC Ltd. and each of the directors and officers of the Registrant.**
10.3	Intentionally omitted
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.5	Form of Letter Agreement between Blue Wolf MHC Ltd., our sponsor, and the Registrant regarding administrative support*
10.6	Form of Registration Rights Agreement between the Registrant and Blue Wolf MHC Ltd.*
10.7	Securities Purchase Agreement, effective as of March 11, 2011, between the Registrant and Blue Wolf MHC Ltd.*
10.8	Sponsor Warrants Purchase Agreement, dated as of March 31, 2011, between the Registrant and Blue Wolf MHC Ltd.*
10.9	Form of Indemnity Agreement*
10.10	Form of Right of First Refusal Agreement*
14	Form of Code of Ethics*
23.1	Consent of Rothstein Kass & Company P.C.**
23.2	Consent of Walkers (included in Exhibit 5.1)*
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)*
24	Power of Attorney (included in signature page)
99.1	Audit Committee Charter**
99.2	Corporate Governance and Nominating Committee Charter**

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of July, 2011.

BLUE WOLF MONGOLIA HOLDINGS CORP.

By:	/s/ Lee Kraus Name: Lee Kraus Title: Chief Executive Officer

Name	Position	Date
/s/ Lee Kraus Lee Kraus	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 5, 2011
* Nicolas Edwards	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 5, 2011
* John A. Shapiro	Director	July 5, 2011
* George Ireland	Director	July 5, 2011
*By:	/s/ Lee Kraus Lee Kraus Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and articles of association*
3.2	Form of Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Shares Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Form of Opinion of Walkers*
5.2	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Promissory Note, dated April 1, 2011, issued to Blue Wolf MHC Ltd.*
10.2	Form of Letter Agreement among the Registrant, Blue Wolf MHC Ltd., each of the members of Blue Wolf MHC Ltd. and each of the directors and officers of the Registrant.**
10.3	Intentionally omitted
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.5	Form of Letter Agreement between Blue Wolf MHC Ltd., our sponsor, and the Registrant regarding administrative support*
10.6	Form of Registration Rights Agreement between the Registrant and Blue Wolf MHC Ltd.*
10.7	Securities Purchase Agreement, effective as of March 11, 2011, between the Registrant and Blue Wolf MHC Ltd.*
10.8	Sponsor Warrants Purchase Agreement, dated as of March 31, 2011, between the Registrant and Blue Wolf MHC Ltd.*
10.9	Form of Indemnity Agreement*
10.10	Form of Right of First Refusal Agreement*
14	Form of Code of Ethics*
23.1	Consent of Rothstein Kass & Company P.C.**
23.2	Consent of Walkers (included in Exhibit 5.1)*
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)*
24	Power of Attorney (included in signature page)
99.1	Audit Committee Charter**
99.2	Corporate Governance and Nominating Committee Charter**

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.